Exhibit 10.29

EXECUTION COPY

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH FIVE ASTERISKS (“*****”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EQUITY CONTRIBUTION AND PURCHASE AGREEMENT

by and among

MILFORD NHC, LLC

MILFORD WIND HOLDINGS, LLC

MILFORD WIND PARTNERS, LLC,

and

STANTON EQUITY TRADING DELAWARE LLC

dated as of September 28, 2009

i

TABLE OF CONTENTS
(continued)
5.2	Direct Claims	27
5.3	Third Party Claims	27
5.4	After Tax Basis	29
5.5	No Duplication	29
5.6	Sole Remedy	29
5.7	Survival	29
5.8	Final Date for Assertion of Indemnity Claims	30
5.9	Mitigation and Limitations on Indemnified Costs	30
5.10	Payment of Indemnification Claims	31

ARTICLE 6	GENERAL PROVISIONS	31
6.1	Exhibits and Schedules	31
6.2	Disclosure Schedules	31
6.3	Amendment, Modification and Waiver	31
6.4	Severability	32
6.5	Parties in Interest	32
6.6	Notices	32
6.7	Confidentiality	33
6.8	Counterparts	35
6.9	Entire Agreement	35
6.10	Governing Law; Choice of Forum; Waiver of Jury Trial	35
6.11	Public Announcements	36
6.12	Assignment	36
6.13	Relationship of Parties	36
6.14	No Solicitation	36
6.15	No Agents	37
6.16	Limitations of Liability	37
6.17	Intention of the Parties	37

ii

Annexes:

Annex I	Definitions
Annex II	Investor Percentages

Exhibits:

Exhibit A	Form of Company LLC Agreement
Exhibit B	*****
Exhibit C	Form of Management Services Agreement
Exhibit D	Form of Assignment
Exhibit E	Form of Consent and Agreement

Schedules:

Schedule 3.1(e)	Membership Interests
Schedule 3.1(p)	Real Property
Schedule 3.1(u)	Material Contracts
Schedule 3.1(x)	Affiliate Transactions

iii

EQUITY CONTRIBUTION AND PURCHASE AGREEMENT

This Equity Contribution and Purchase Agreement (this “Contribution Agreement”) is made and entered into as of September 28, 2009 (the “Effective Date”) by and among Stanton Equity Trading Delaware LLC, a Delaware limited liability company (“Investor”), Milford Wind Holdings, LLC, a Delaware limited liability company (“Holdings”), Milford NHC, LLC, a Delaware limited liability company (“NHC”), and Milford Wind Partners, LLC, a Delaware limited liability company (the “Company”).

In consideration of the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this Contribution Agreement hereby agree as follows:

ARTICLE 1

DEFINED TERMS

1.1                               Defined Terms. Capitalized terms not otherwise defined in this Contribution Agreement have the meanings given such terms in Annex I.

ARTICLE 2

PURCHASE OF INTERESTS; INVESTMENT IN THE COMPANY

2.1                               Agreement to Purchase and Make Capital Contributions.

Subject to the terms and conditions in this Contribution Agreement:

(a)                                  On the Initial Closing Date (i) Investor will purchase from Holdings and Holdings will sell to Investor all of the Class B Membership Interests in the Company (such transaction being referred to herein as the “Purchase”) for the Purchase Price, (ii) Investor will make an Initial Equity Capital Contribution to the Company, provided that if the respective conditions to the obligations of Investor, NHC and Holdings as provided in Sections 2.4 and 2.5 (other than the making of the actual Initial Equity Capital Contribution) are satisfied on a non-Business Day or after 10:00 a.m. (Eastern current time) on a Business Day, then Investor shall authorize payment of the Initial Equity Capital Contribution via wire transfer on the Initial Closing Date for receipt by the Company by the end of the next Business Day), and (iii) NHC will contribute 100% of the membership interests in MWCI to the Company.

(b)                                 On the Second Equity Capital Contribution Date, if any, Investor will make a Second Equity Capital Contribution upon the satisfaction or waiver of the conditions set forth in Section 2.7.

(c)                                  On the Third Equity Capital Contribution Date, if any, Investor will make a Third Equity Capital Contribution upon the satisfaction or waiver of the conditions set forth in Section 2.10.

2.2                               Purchase Price; Amounts of Capital Contributions by Investor and NHC.

(a)                                  Purchase Price. The purchase price (the “Purchase Price”) to be paid by Investor to Holdings in connection with the Purchase shall be $500.

(b)                                 Initial Equity Capital Contribution.

(i)                                     On the Initial Closing Date (or following Business Day as provided in Section 2.1(a)), the Investor will make the Initial Equity Capital Contribution in the Initial Equity Capital Contribution Amount.

(ii)                                  On the Initial Closing Date, NHC will contribute 100% of the membership interests in MWCI to the Company.

(c)                                  Second Equity Capital Contribution. The Second Equity Capital Contribution to be made by the Investor upon the Second Equity Capital Contribution Date shall be in the Second Equity Capital Contribution Amount. NHC shall notify Investor in writing at the time and in the manner provided in Section 2.7 hereof as to (A) the number and type of Turbines, and the nameplate rated capacity of such Turbines in megawatts, that will be Placed in Service on or prior to the Second Equity Capital Contribution Date, and (B) a computation of the Second Equity Capital Contribution Amount.

(d)                                 Third Equity Capital Contribution. If, as of the Second Equity Capital Contribution Date, fewer than 100% of the Turbines have been Placed in Service, then, upon the satisfaction or waiver of the conditions set forth in Section 2.8, the Investor shall make a Third Equity Capital Contribution. Such Third Equity Capital Contribution shall be in the amount of the Third Equity Capital Contribution Amount.

2.3                               Initial Closing. Subject to the termination rights in ARTICLE 4, the making of the Initial Equity Capital Contribution by Investor, the contribution by NHC to the Company of 100% of the membership interests in MWCI and the consummation of the Purchase (the “Initial Closing”) will take place (i) at the offices of Chadbourne & Parke LLP in New York City at 10:00 a.m. (Eastern time) the date when all of the conditions in Sections 2.4 and 2.5 have either been satisfied or waived in writing by the Party entitled to the benefit of such conditions, or (ii) at such other place and time as Investor, Holdings and NHC may agree in writing (such date as determined under clause (i) or (ii), the “Initial Closing Date”). Each of the documents to be delivered pursuant to Section 2.4 and Section 2.5 shall be deemed to be executed and delivered simultaneously, and no such document shall be of any force or effect until all such documents are executed and delivered and the Initial Closing is consummated. Subject to the terms and conditions in this Contribution Agreement, on the Initial Closing Date, the following events shall occur in the following order: (i) Investor shall deliver to Holdings, by wire transfer to such account or accounts as Holdings may designate in a written notice given to Investor no later than 3 Business Days before the Initial Closing Date, an amount equal to the Purchase Price, (ii) Holdings shall deliver to Investor the Assignment covering the Class B Membership Interests, (iii) Holdings shall deliver or cause to be delivered to Investor a certificate representing the Class B Membership Interests, and (iv) simultaneously (A) Investor shall deliver to the Company, by wire transfer to such account or accounts as NHC may designate in a written notice given to Investor no later than 3 Business Days before the Initial Closing Date, an amount equal to the Initial Equity Capital Contribution Amount and (B) NHC shall contribute 100% of the membership interests in MWCI to the Company.

2.4                               Conditions Precedent to the Obligations of Investor at the Initial Closing. The obligation of Investor to consummate the Initial Closing will be subject to the fulfillment by NHC and Holdings (and other Class A Investor Parties, as applicable), on September 29, 2009, of each of the following conditions (any or all of which may be waived in writing in whole or in part by Investor in its sole discretion):

(a)                                  Investor shall have received:

(i)                                     a copy of the Forms 8832 filed with the IRS with respect to Holdings and NHC showing that Holdings and NHC have elected to be treated as corporations for federal income tax purposes;

(ii)                                  evidence that NHC has contributed at least $600 to the Company prior to the consummation of the Purchase;

(iii)                               evidence that NHC has contributed 100% of the membership interests in MWCI to the Company on the Initial Closing Date; and

(iv)                              evidence that the Project Company has been released from its obligations under the indebtedness of the Project Company to Affiliates reflected on the financial statements of the Project Company given to Investor.

(b)                                 Prior to any Turbine being Placed in Service (i) Milford shall have contributed to Holdings 100% of the membership interests in MWCI and (ii) thereafter,

Holdings shall have subsequently have contributed to NHC 100% of the membership interests in MWCI.

(c)                                  All Governmental Approvals required to be obtained or made by NHC or Holdings to execute, deliver and perform the Transaction Documents relating to the Initial Closing to which it is a party shall have been obtained or made and shall be in full force and effect;

(d)                                 No action or proceeding shall have been instituted or, to the Knowledge of NHC, threatened in writing by any Governmental Authority against any of Holdings, NHC, the Company, MWCI or the Project Company that seeks to impair, restrain, prohibit or invalidate the transactions contemplated by this Contribution Agreement, the other Transaction Documents or any Material Contract or regarding the effectiveness or validity of any material Governmental Approvals relating the Project except, in each case, to the extent such action or proceeding could not reasonably be expected to have a Material Adverse Effect;

(e)                                  No default or event of default shall have occurred and be continuing under any Material Contract relating to the Project (other than the PPA or the Interconnection Agreement), other than any such default or event of default that would not reasonably be expected to result in a Material Adverse Effect;

(f)                                    (i) No default or event of default of the Project Company or, to the Knowledge of NHC, any default or event of default of the counterparty thereto shall have occurred and be continuing under the PPA or the Interconnection Agreement and (ii) no event of default of the Project Company shall have occurred and be continuing under the Existing Financing Credit Agreement;

(g)                                 Each of Holdings and NHC shall have delivered to Investor an officer’s certificate of an authorized officer of such Person (i) certifying that each of the representations and warranties made by it in Section 3.1 of this Contribution Agreement is true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Initial Closing Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date); (ii) on the Initial Closing Date only, (x) NHC shall attach (A) true, accurate and complete copies of the organizational documents of each of NHC, the Company, MWCI and the Project Company (and with respect to the operating agreement of the Company, showing that NHC owns 100% of the Class A Membership Interests and Holdings owns 100% of the Class B Membership Interests), (B) resolutions of each of NHC and the Company authorizing the execution of the Transaction Documents to which it is a party and the matters and transactions contemplated by the Transaction Documents, and (C) good standing or similar certificates of each of NHC, the Company, MWCI and the Project Company issued by the Secretary of State in its jurisdiction of formation and, in the case of the Project Company, in Utah; and (y) Holdings shall attach (A) true, accurate and complete copies of the organizational documents of Holdings, (B) resolutions of Holdings authorizing the execution of the Transaction Documents to which it is a party and the matters and transactions contemplated by the Transaction Documents, (C) good standing or similar certificates of Holdings issued by the Secretary of State in its jurisdiction of formation; and (D) officer’s certificate from NHC regarding certain matters related to the PPA and certifying that the assumptions made in certain legal opinions of counsel for the Class A Investor Parties delivered at the Initial Closing Date are true and correct in all material respects.

(h)                                 Each of NHC, Holdings and the Company shall have delivered to Investor a certificate of incumbency from its respective secretary or assistant secretary, who sign the Transaction Documents on behalf of them;

(i)                                     The Company LLC Agreement shall have been duly executed by NHC and delivered to Investor, and NHC shall have delivered to Investor copies of the following irrevocable letters of instruction, each effective upon the Initial Closing and each having been delivered to the applicable officers: (i) irrevocable letter of instruction from the Company, as the sole member of MWCI, signed by NHC as the Company’s Managing Member, to each officer of MWCI instructing each of them that MWCI shall not approve of or cause MWCI or the Project Company to take any Major Decision without the prior approval of the Company, and (ii) irrevocable letter of instruction from MWCI (signed by an officer of MWCI), as the sole member of the Project Company, to each officer of the Project Company instructing each of them that the Project Company shall not approve of or cause Project Company, Manager, Administrator or the Affiliate Operator to take any Major Decision without the prior approval of MWCI;

(j)                                     Each of NHC and Holdings shall have delivered a duly executed affidavit of non-foreign status that complies with section 1445 of the Code;

(k)                                  (i) The Management Services Agreement shall have been duly executed by the Manager, the Company and MWCI. (ii) All other Material Contracts identified on Schedule 3.1(u) shall be in full force and effect (unless terminated in accordance with the terms of the Company LLC Agreement). (iii) Any amendments to any Material Contracts entered into prior to the Initial Closing Date shall be reasonably satisfactory to Investor;

(l)                                     NHC shall have delivered to Investor an opinion of (i) New York counsel to the Class A Investor Parties, relating to the Transaction Documents to which they are a party, and covering matters of New York State and federal law, including no required Governmental Approvals, no conflicts with laws and enforceability of Transaction Documents, (ii) counsel to the Class A Investor Parties with respect to matters of Delaware law, relating to the Transaction Documents to which they are a party and covering matters including existence, good standing, and due authority, (iii) counsel to the Project Company addressing federal regulatory matters relating to the Project, (iv) counsel to the Class A Investor Parties as to no conflicts with Material Contracts and (v) Utah counsel to the Project Company, relating to the Project and to federal permitting matters of the Project, which may be the opinion of such counsel delivered pursuant to the Existing Financing Credit Agreement, each of which shall be in form and substance reasonably satisfactory to Investor;

(m)                               Investor shall have received copies of a pre-construction survey and site plan of the Project site;

(n)                                 Investor shall have received a report from the Independent Engineer, in form and substance reasonably satisfactory to Investor, with a scope agreed-upon between NHC and Investor, regarding the technical aspects of the Project;

(o)                                 Investor shall have received a report from the Qualified Insurance Consultant, in form and substance reasonably satisfactory to Investor, which shall indicate that all insurance required to be in place pursuant to Section 8.4 of the Company LLC Agreement as of the Initial Closing Date is in full force and effect and all premiums relating thereto have been paid for the current period.

(p)                                 Investor shall have received a report from the Appraiser, which shall be in form and substance reasonably satisfactory to Investor;

(q)                                 Investor shall have received a phase I site assessment report from the Environmental Consultant with respect to the Project (with a bring-down letter from the Environmental Consultant in the event such report is dated more than 6 months prior to the Initial Closing Date);

(r)                                    Investor shall have received a copy of the Base Case Model;

(s)                                  No material adverse Tax Law Change shall have occurred;

(t)                                    All necessary approvals under the Existing Financing Credit Agreement shall have been obtained for (i) a Repayment Plan (as defined in the Existing Financing Credit Agreement) which is consistent with the transactions contemplated hereby and (ii) the Transaction Documents and the transactions contemplated thereby;

(u)           The Project Company shall have provided to SCPPA (with a copy to the Investor) a pre-commercial operation notice as contemplated by the PPA, including a declaration of planned Contract Capacity (as defined in the PPA) that, in accordance with the terms of the PPA, would result in a calculation of the Prepayment Amount of at least $233.3 million;

(v)           each of the representations and warranties made by NHC and Holdings in Section 3.1 of this Contribution Agreement shall be true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Initial Closing Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date);

(w)          NHC shall have delivered to Investor evidence, which shall be in form and substance reasonably satisfactory to Investor, that no manufacturing, construction or production of any of the Bonus Depreciation Property began prior to January 1, 2008;

(x)            Investor shall have received the Consent and Agreement executed by all parties thereto;

(y)           Investor shall have received a report covering the wind attributes of the Project from a nationally known wind consultant, which report shall confirm the assumptions used in the Base Case Model and the SCPPA Pre-COD Notice, reflect that Phase II will have no material adverse impact to the Project, and be otherwise satisfactory to the Investor; and

(z)            Investor shall have received the financial statements and balance sheets referenced in Section 3.1(j).

2.5          Conditions Precedent to the Obligations of Holdings and NHC at the Initial Closing. The obligations of NHC and Holdings to consummate the Initial Closing will be subject to the fulfillment by Investor, at or before the Initial Closing Date, of each of the following conditions (any or all of which may be waived in writing in whole or in part by NHC or Holdings, as applicable, in its sole discretion):

(a)           *****

(b)           Investor shall have paid the Purchase Price to Holdings by check;

(c)           Investor shall have contributed the Initial Equity Capital Contribution Amount to the Company in immediately available funds;

(d)           Investor shall have delivered to Holdings and NHC an officer’s certificate of an authorized officer of Investor (i) certifying that each of the representations and warranties made by Investor in Section 3.2 of this Contribution Agreement is true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Initial Closing Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such date); and (ii) attaching (A) true, accurate and complete copies of the organizational documents Investor ***** (B) resolutions of each of Investor ***** as applicable authorizing the execution of the Transaction Documents to which it is a party and (C) good standing or similar certificates of Investor ***** issued by the Secretary of State in its jurisdiction of formation;

(e)           Investor shall have delivered to Holdings and NHC certificates of incumbency from the secretary or assistant secretary of Investor and ***** as to the officers of Investor ***** who sign the Transaction Documents on behalf of Investor *****;

(f)            the Company LLC Agreement shall have been duly executed by Investor and delivered to NHC;

(g)           Holdings and NHC shall have received a legal opinion of New York and Delaware counsel (which may be in house counsel) to Investor ***** with respect to this Agreement, the Company LLC Agreement and the ***** to which they are a party, together covering existence, good standing, due authority to enter into the Transaction Documents to which such Persons are a party, no required Governmental Approvals, no conflicts and enforceability of such Transaction Documents against such Person, in form and substance reasonably satisfactory to Holdings and NHC;

(h)           NHC shall have received a copy of the Base Case Model;

(i)            each of the representations and warranties made by Investor in Section 3.2 of this Contribution Agreement shall be true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Initial Closing Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date);

(j)            all necessary approvals under the Existing Financing Credit Agreement shall have been obtained for (i) a Repayment Plan (as defined in the Existing Financing Credit Agreement) which is consistent with the transactions contemplated hereby and (ii) the Transaction Documents and the transactions contemplated thereby; and

(k)           the Consent and Agreement shall have been executed and delivered by all parties thereto.

2.6          Second Equity Capital Contribution Closing. Subject to the termination rights in Section 4.1(c), the making of a second Capital Contribution to the Company by the Investor (the “Second Equity Capital Contribution”) will take place (i) at the offices of Chadbourne & Parke LLP in New York City at 10:00 a.m. (Eastern time) on the date that is three (3) Business Days following the date that all of the conditions in Section 2.7 and Section 2.8 have either been satisfied or waived in writing by the Party entitled to the benefit of such conditions other than the actual making of the Second Equity Capital Contribution, or (ii) at such other place and time as Investor and NHC may agree in writing (such date as determined under clause (i) or (ii), the “Second Equity Capital Contribution Date”). Each of the documents to be delivered pursuant to Section 2.7 shall be deemed to be delivered simultaneously, and no such document shall be of any force or effect until all such documents are delivered and the Initial Closing is consummated. Subject to the terms and conditions in this Contribution Agreement, on the Second Equity Capital Contribution Date, Investor shall deliver to the Company, by wire transfer to such account or accounts as NHC may designate in a written notice given to Investor no later than 5 Business Days before the Second Equity Capital Contribution Date, an amount equal to the Second Equity Capital Contribution Amount.

2.7          Conditions Precedent to the Obligations of Investor at the Second Equity Capital Contribution Closing. The obligation of Investor to consummate a Second Equity Capital Contribution will be subject to the fulfillment by NHC or the Company, at or before any Second Equity Capital Contribution Date, of each of the following conditions (any or all of which may be waived in writing in whole or in part by Investor in its sole discretion) no later than January 31, 2010 (unless an earlier date is specified in any particular condition below):

(a)           the Independent Engineer shall have verified in writing (i) that, on or before December 31, 2009, Turbines with an aggregate generating capacity of at least 190 megawatts (or such lesser amount as shall have been approved by the lenders under the Existing Financing Credit Agreement but which shall not be less than 162 megawatts) shall have been Placed in Service and (ii) at least 5 Business Days prior to the Second Equity Capital Contribution Date, the type and number of Turbines Placed in Service, and their aggregate nominal rated capacity, prior to the Second Equity Capital Contribution Date;

(b)           on or before December 31, 2009, Commercial Operation shall have occurred under the PPA and NHC shall have delivered a copy of the COD Notice, as defined in the PPA, evidencing that Commercial Operation has occurred;

(c)           NHC shall have delivered to Investor an officer’s certificate of an authorized officer of NHC certifying that legal title and control over each Turbine that has been Placed in Service has been transferred to the Project Company;

(d)           the conditions precedent set forth in Sections 2.4(c), 2.4(d) (other than with respect to Holdings), 2.4(e), 2.4(f), and 2.4(k)(ii) shall be satisfied as of the Second Equity Capital Contribution Date;

(e)           Investor shall have received the Cost Segregation Report prepared by an Accounting Firm at least 5 Business Days prior to the Second Equity Capital Contribution Date;

(f)            Investor shall have received a date-down endorsement to the Owners Title Insurance Policy, which date-down endorsement shall be dated no more than 10 Business Days prior to the Second Equity Capital Contribution Date and shall be in form and substance reasonably satisfactory to Investor. The premiums for such endorsement will be paid with proceeds of the Second Equity Capital Contribution;

(g)           each of the representations and warranties made by NHC in Section 3.1 of this Contribution Agreement shall be true and correct in all material respects as of the Second Equity Capital Contribution Date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Second Equity Capital Contribution Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date);

(h)           NHC shall have delivered to Investor an officer’s certificate of an authorized officer of NHC certifying that each of the representations and warranties made by NHC in Section 3.1 of this Contribution Agreement is true and correct in all material respects as of such date (other than (i) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Second Equity Capital Contribution Date, and (ii) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such date);

(i)            none of the Company LLC Agreement, the Project Company LLC Agreement or the MWCI LLC Agreement shall have been amended since the date of the Initial Closing (other than ministerial amendments) without the approval of Investor pursuant to a Class Majority Vote;

(j)            NHC shall not have intentionally made any Major Decision, or permitted the Company, MWCI or the Project Company to make any Major Decision, without a Class Majority Vote as provided for in the Company LLC Agreement, unless the making of such Major Decision did not and will not result in a material adverse effect on the Investor with respect to its investment under the Company LLC Agreement; provided, that if Investor has obtained actual knowledge of such action or omission and has not made any assertion of non-compliance with this condition by delivering a written notice to NHC on or before the earlier to occur of (x) the Commercial Operation Date and (y) the date on which the administrative agent under the Existing Financing Credit Agreement provides its written consent for the Project Company to submit notice to SCPPA declaring Commercial Operation, each of the Parties acknowledges and agrees that this condition shall be deemed satisfied; and

(k)           no material and intentional breach by NHC shall have occurred that has not been cured or remedied under any of Section 2.12 (Use of Proceeds), ARTICLE 5 (Indemnification), Section 6.7 (Confidentiality), Section 6.11 (Public Announcements) or Section 6.12 (Assignment) of this Contribution Agreement.

2.8          Conditions Precedent to the Obligations of NHC at the Second Equity Capital Contribution Closing. The obligations of NHC to consummate the Second Equity Capital Contribution will be subject to the fulfillment by Investor, at or before the Second Equity Capital Contribution Date, of each of the following conditions (any or all of which may be waived in writing in whole or in part by NHC in its sole discretion):

(a)           Investor shall have delivered to NHC an officer’s certificate of an authorized officer of Investor ***** as applicable, certifying that each of the representations and warranties made by Investor in Section 3.2 of this Contribution Agreement ***** is true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Initial Closing Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such date);

(b)           the condition precedent set forth in Section 2.5(a) shall be satisfied; and

(c)           each of the representations and warranties made by Investor in Section 3.2 of this Contribution Agreement shall be true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Second Equity Capital Contribution Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date).

2.9          Third Equity Capital Contribution Closing. Subject to the termination rights in Section 4.1(c), the making of a third Capital Contribution to the Company by the Investor (the “Third Equity Capital Contribution”) will take place (i) at the offices of Chadbourne & Parke LLP in New York City at 10:00 a.m. (Eastern time) on the date that is three (3) Business Days following the date on which all of the conditions in Sections 2.10 and 2.11 have either been satisfied or waived in writing by the Party entitled to the benefit of such conditions other than the actual making of the Third Equity Capital Contribution, or (ii) at such other place and time as Investor and NHC may agree in writing (such date as determined under clause (i) or (ii), the “Third Equity Capital Contribution Date”). Each of the documents to be delivered pursuant to Section 2.10 shall be deemed to be delivered simultaneously, and no such document shall be of any force or effect until all such documents are delivered and the Third Equity Capital Contribution is consummated. Subject to the terms and conditions in this Contribution Agreement, on the Third Equity Capital Contribution Date, Investor shall deliver to the Company, by wire transfer to such account or accounts as NHC may designate in a written notice given to Investor no later than 3 Business Days before the Third Equity Capital Contribution Date, an amount equal to the Third Equity Capital Contribution Amount.

2.10        Conditions Precedent to the Obligations of Investor at the Third Equity Capital Contribution Closing. The obligation of Investor to consummate a Third Equity Capital Contribution will be subject to the fulfillment by NHC or the Company at or before the date 150 days following the Commercial Operation Date, of each of the following conditions (any or all of which may be waived in writing in whole or in part by Investor in its sole discretion):

(a)           less than 100% of the Turbines in the Project shall have been Placed in Service as of the Second Equity Capital Contribution Date and some or all of the Remaining Turbines shall have reached Commercial Operation within 90 days of the Commercial Operation Date as contemplated by the PPA, or a later date if SCPPA permits the Project to commence the supply of electrical energy under the PPA (or a replacement power purchase agreement to SCPPA), as confirmed in writing by the Independent Engineer.

(b)           the Company and the Project Company have requested that Investor make a Third Equity Capital Contribution in the amount of the Third Equity Capital Contribution Amount;

(c)           the conditions precedent set forth in Sections 2.4(c), 2.4(d) (other than with respect to Holdings), 2.4(e), 2.4(f), and 2.4(k)(ii) shall be satisfied as of the Third Equity Capital Contribution Date;

(d)           each of the representations and warranties made by NHC in Section 3.1 of this Contribution Agreement shall be true and correct in all material respects as of the Third Equity Capital Contribution Date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Initial Closing Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date);

(e)           NHC shall have delivered to Investor an officer’s certificate of an authorized officer of NHC certifying that each of the representations and warranties made by NHC in Section 3.1 of this Contribution Agreement is true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Third Equity Capital Contribution Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such date); and

(f)            no material and intentional breach by NHC shall have occurred that has not been cured or remedied under any of Sections 2.12 (Use of Proceeds), Article 5 (Indemnification), Section 6.7 (Confidentiality), Section 6.11 (Public Notice) or Section 6.12 (Assignment) of this Contribution Agreement.

2.11        Conditions Precedent to the Obligations of NHC at the Third Equity Capital Contribution Closing. The obligations of NHC to consummate the Third Equity Capital Contribution will be subject to the fulfillment by Investor, at or before the Third Equity Capital Contribution Date, of each of the following conditions (any or all of which may be waived in writing in whole or in part by NHC in its sole discretion):

(a)           Investor shall have delivered to NHC an officer’s certificate of an authorized officer of Investor ***** as applicable, certifying that each of the representations and warranties made by Investor in Section 3.2 of this Contribution Agreement ***** is true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Initial Closing Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such date).

(b)           The condition precedent set forth in Section 2.5(a) shall be satisfied; and

(c)           each of the representations and warranties made by Investor in Section 3.2 of this Contribution Agreement shall be true and correct in all material respects as of such date (other than (A) those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of the Third Equity Capital Contribution Date, and (B) those that expressly refer to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date).

2.12        Use of Proceeds. The Capital Contributions of the Investor at each of the Closings shall, subject to the provisions of Section 6.1 of the Company LLC Agreement, be applied as follows:

(a)           The Initial Equity Capital Contribution shall be promptly contributed by the Company to MWCI and the Company shall cause MWCI to promptly contribute the Initial Equity Capital Contribution to the Project Company for deposit into the Construction Account (as defined in the Existing Financing Credit Agreement), in order for the Project Company to use such amount to repay the Existing Financing Obligations or to pay construction costs of the Project.

(b)           The Second Equity Capital Contribution, if any, shall be promptly contributed by the Company to MWCI and the Company shall cause MWCI to promptly contribute the Second Equity Capital Contribution to the Project Company, in order for the Project Company to use such amount, to (i) first, fund the Required Reserves as set forth in Schedule 8.2(b) of the Company LLC Agreement as well as fund any liquidity needs of the Project Company, (ii) second, repay with all remaining funds the Existing Financing Obligations and (iii) third, to the extent available, pay any Transaction Expenses of the Project Company and then, to the extent available, all remaining amounts shall be distributed, if permitted, and in accordance with the provisions of the Company LLC Agreement.

(c)           The Third Equity Capital Contribution, if any, shall be promptly contributed by the Company to MWCI and the Company shall cause MWCI to promptly contribute the Third Equity Capital Contribution to the Project Company, in order for the Project Company to use such amount, to (i) fund the Required Reserves as set forth in Schedule 8.2(b) of the Company LLC Agreement less any sums funded into the Required Reserves pursuant to Section 2.12(b) and (ii) repay with all remaining funds the Existing Financing Obligations, and (iii) to the extent available, pay any Transaction Expenses of the Project Company (to the extent not previously repaid in full with proceeds of the Second Equity Capital Contribution); to the extent available, all remaining amounts shall be distributed, if permitted, and in accordance with the provisions of the Company LLC Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of Holdings and NHC. On the Initial Closing Date, each of NHC and Holdings represents and warrants to Investor as to themselves and, where applicable, NHC represents and warrants to Investor as to the Company, MWCI and the Project Company; and on the Second Equity Capital Contribution Date and any Third Equity Capital Contribution Date, NHC represents and warrants to Investor as to itself and, where applicable, the Company, MWCI and the Project Company, as follows:

(a)           Organization, Good Standing, Etc. Each of NHC, Holdings, the Company, MWCI and the Project Company is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation. Each of NHC, Holdings, the Company, MWCI and the Project Company has the limited liability company power and authority to own, lease and operate its properties and to carry on its business as being conducted on the date hereof in each jurisdiction where the character of its property or nature of its activities makes such a qualification necessary.

(b)           Authority. Each of NHC, Holdings, MWCI, the Company and the Project Company has the limited liability company power and authority to enter into the Transaction Documents to which it is party, to perform its obligations under such agreements and to consummate the transactions contemplated therein. The execution and delivery by NHC, Holdings, MWCI, the Company and the Project Company of this Contribution Agreement and each other Transaction Document to which it is a party, and the consummation by each of them of the transactions contemplated hereunder and thereunder, have been duly authorized by all necessary limited liability company action required on their respective parts. Each of NHC, Holdings, MWCI, the Company and the Project Company has duly executed and delivered each Transaction Document to which it is a party. This Contribution Agreement (assuming due authorization, execution and delivery by Investor) constitutes, and upon execution and delivery by each of NHC, Holdings, MWCI, the Company and the Project Company of the other Transaction Documents to which it is a party, such Transaction Documents will constitute, their respective valid and binding obligations, enforceable against it in all material respects in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           No Conflicts. The execution and delivery of the Transaction Documents to which it is a party and the performance by each of NHC, Holdings, MWCI, the Company and the Project Company of its obligations thereunder will not (i) violate any Applicable Law to which it is subject, (ii) conflict with or cause a breach of any provision in its certificate of formation, limited liability company operating agreement or other organizational document, (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval that has not already been obtained under any contract, license, instrument, decree, judgment or other arrangement to which it is a party or under which it is bound or to which any of its assets is subject (or result in the imposition of a Lien upon any such assets, other than Permitted Liens), except, in each such case, any such instances that would not reasonably be expected to have a Material Adverse Effect.

(d)           Absence of Litigation. None of NHC, Holdings, the Company, MWCI or the Project Company is subject to any outstanding injunction, judgment, order, decree, ruling or charge or, to the Knowledge of NHC, is threatened in writing with being made a party to any action, suit, proceeding, hearing or investigation of, in, or before any Governmental Authority or before any arbitrator, other than any such instances that would not reasonably be expected to have a Material Adverse Effect.

(e)           Ownership. Set forth in Schedule 3.1(e) is a complete and accurate description of the authorized Membership Interests of the Company, by class, and a description of the number of shares, interests, units or other Membership Interests of each such class that are issued and outstanding and the record owner or holder thereof immediately prior to the Initial Closing Date. Immediately prior to the Initial Closing Date, NHC owns of record and beneficially 100% of the Class A Membership Interests of the Company, and Holdings owns of record and beneficially 100% of the Class B Membership Interests of the Company. The Company owns of record and beneficially 100% of the equity interests of the MWCI, and MWCI owns of record and beneficially 100% of the equity interests of the Project Company. There are no outstanding options, warrants, calls, puts, convertible securities or other contracts of any nature obligating NHC, Holdings or the Company to issue, deliver or sell Membership

Interests or other securities in the Company, except as provided in this Contribution Agreement, or obligating the Company to issue, deliver or sell membership interests in MWCI, or obligating MWCI to issue, deliver or sell membership interests in the Project Company. The Manager is an Affiliate of NHC.

(f)            Valid Interests.

(i)            The membership interests in MWCI being contributed by NHC to the Company on the Initial Closing Date are, on such date, conveyed free and clear of any Liens except for obligations imposed on the members of MWCI under the operating agreement for MWCI.

(ii)           The Class B Membership Interests being conveyed by Holdings to Investor on the Initial Closing Date will constitute Membership Interests in the Company, and on such date are being conveyed free and clear of any Liens except for obligations imposed on members of the Company under the Company LLC Agreement.

(g)           Taxes. As of the Initial Closing Date, all Tax Returns required to be filed by or with respect to NHC, Holdings, the Company, MWCI and the Project Company have been timely filed (after giving effect to any extensions that have been requested by, and granted to such party by the applicable Governmental Authority) and all Taxes required to be paid by or with respect to NHC, Holdings, the Company, MWCI and the Project Company, whether or not shown as due on such returns, have been paid (other than those Taxes that it is contesting in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP). As of the Initial Closing Date, the amount of Taxes in the aggregate being contested by the Company, MWCI and the Project Company does not exceed $250,000. Except as otherwise provided in this Contribution Agreement and the Company LLC Agreement, no representation is being made about the income tax characteristics of the Project (including bonus depreciation allowances for the Project and whether the Project qualifies for the Cash Grant).

(h)           Bonus Depreciation. Any written binding contract entered into by Project Company, NHC or any other First Wind Subsidiary to manufacture, construct or produce the Bonus Depreciation Property was signed before fabrication or construction of the property commenced. To the Knowledge of NHC, after due inquiry, no manufacturing, construction or production of such Bonus Depreciation Property began prior to January 1, 2008.

(i)            Grant Application. To the Knowledge of NHC, after due inquiry, there is no fact related to the equipment comprising the Project or the status of the

Company that would reasonably be expected to result in a denial of the Grant Application. For the avoidance of doubt, this representation and warranty shall not be construed as a representation as to the legal matters or legal conclusions (but shall be construed as a representation as to factual matters), such as (but without limitation) the date construction began or whether the Project has been Placed in Service or what portion of the property comprising the Project’s wind farm constitutes energy property, in each case, for purposes of the Code or the American Recovery and Reinvestment Act of 2009.

(j)            Financial Statements. As of the Initial Closing Date, the balance sheets and income statements of the Project Company and the pro forma balance sheets and income statements of the Company and MWCI, each of which has been delivered to Investor by NHC, have been prepared as of the most recent fiscal quarter (or, in the case of the Project Company, the most recent calendar month) for which NHC has such statements. Such balance sheets and income statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Company, MWCI and the Project Company, as applicable, as of such date and, as applicable, the results of operations for the period then ended, subject to normal year-end audit adjustments and the absence of footnotes. Since the date of the aforementioned balance sheets and prior to the Initial Closing Date, neither of the Company nor MWCI has incurred additional indebtedness in excess of $100,000.

(k)           Compliance with Laws. Other than (i) non-compliance that would reasonably be expected not to have a Material Adverse Effect, (ii) Environmental Laws (which are addressed in Section 3.1(m)), and (iii) Tax matters (which are addressed in Sections 3.1(g) and 3.1(z)), the Project Company is in compliance with all Applicable Laws, and has not received written notice from a Governmental Authority of an actual or potential violation of any Applicable Laws.

(l)            Governmental Approvals and Filings. No Governmental Approval is required to be obtained or made by NHC, Holdings, the Company, MWCI or the Project Company for the execution, delivery and performance by it of any Transaction Document to which it is a party or the consummation of the transactions contemplated therein other than any Governmental Approvals that have been obtained (including approvals required under section 203 of the Federal Power Act) or are ministerial in nature and can reasonably be expected to be obtained or made in the ordinary course on commercially reasonable terms and conditions when needed.

(m)          Environmental Matters. To the Knowledge of NHC, (i) the Project Company is in compliance with all Environmental Laws, other than any non-compliance that has been cured or otherwise resolved and any failures to comply that would not reasonably be expected to have a Material Adverse Effect, (ii) there are no locations or premises used by the Project Company where Hazardous Substances have been allowed into the soil or groundwater in violation of Environmental Laws during the period the Project Company has owned the Project that (A) the Project Company would be obligated to remove, remediate or otherwise respond to releases of such Hazardous Substances pursuant to any Environmental Laws or (B) would reasonably be expected to result in a liability of the Project Company to any Person under any Environmental Laws, in the case of each of clauses (ii)(A) and (B) that would have a Material Adverse Effect, and (iii) the Project Company has not received written notice from any Governmental Authority of an actual or potential violation of any Environmental Laws that would reasonably be expected to have a Material Adverse Effect.

(n)           Permits. The Project Company has in full force and effect all Governmental Approvals necessary to construct and operate the Project for its intended purpose, other than renewals of existing permits, permits whose absence would not reasonably be expected to have a Material Adverse Effect or that are solely ministerial in nature and able to be obtained in the ordinary course on commercially reasonable terms and conditions when needed, and the Project Company has not received written notice from any Governmental Authority of an actual or potential violation of any Governmental Approval that would reasonably be expected to have a Material Adverse Effect. The Project Company has made an application for all authorizations necessary, including under Section 205 of the Federal Power Act, to make wholesale electric sales at market-based rates and has received all waivers of regulations and blanket regulatory authorizations typically granted to entities authorized to make wholesale electric sales at market-based rates, and to the Knowledge of NHC there is no reason to believe that such authorizations will not be issued in due course.

(o)           Insurance. All insurance required to be in place at the time this representation is made, as provided in Section 8.4 to the Company LLC Agreement, is in place. To the Knowledge of NHC, no circumstances have rendered such insurance unenforceable.

(p)           Real Property. The Company does not own or lease any real property. MWCI does not own or lease any real property. All real property owned or leased by the Project Company or to which the Project Company has rights under easements or rights of way is identified on Schedule 3.1(p). The real property owned or leased, or in which rights are held, by the Project Company is sufficient to enable the Project Company to conduct its operations, including providing adequate ingress and egress from the Project.

(q)           Personal Property. The Company owns no personal property other than the membership interests in MWCI. MWCI owns no personal property other than the membership interests in the Project Company. The Project Company has good title to, or contractual rights to use, all material equipment and facilities currently used in the operations of the Project.

(r)            Project Property. The Project is located in its entirety in the United States.

(s)           Access to Utilities, Roads, etc. All utility services necessary for the construction and the operation of the Project for its intended purposes are or, prior to final completion, are reasonably expected to be available at the Project site. All roads necessary for the construction and full utilization of the Project for its intended purpose under the Transaction Documents have either been completed or are reasonably expected to be completed prior to Commercial Operation.

(t)            Liens. All assets owned by the Company, MWCI and the Project Company, including the Project, are free and clear of all Liens other than Permitted Liens.

(u)           Material Contracts. Schedule 3.1(u) lists all Material Contracts to which the Company, MWCI or the Project Company is a party as of the date of the Initial Equity Capital Contribution. Each such contract is in full force and effect and binding on the Company, MWCI or the Project Company, as applicable, except as enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights and general equitable principles. None of the Company, MWCI or the Project Company, as applicable, or, to the Knowledge of NHC, any other party is in default under any such Material Contract other than the PPA or the Interconnection Agreement (following the expiration of the relevant cure period without the default being cured), except where any such default could not reasonably be expected to have a Material Adverse Effect and the Project Company or, to the Knowledge of NHC, any other party is not in default under the PPA or the Interconnection Agreement (following the expiration of the relevant cure period without the default being cured). NHC has delivered true, correct and complete copies of all Material Contracts to Investor.

(v)           Interconnection. The Interconnection Agreement provides for the interconnection of no less than 200 megawatts of electrical generating capacity to the interconnection point for the entire term of the Interconnection Agreement.

(w)          Employee Matters. None of the Company, MWCI or the Project Company has any employees. Neither of them has maintained, sponsored, administered or participated in any employee benefit plan or arrangement, including any an “employee benefit plan” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended).

(x)            Affiliate Transactions. Except for the Transaction Documents, there are no existing contracts between the Company, MWCI or the Project Company, on the one hand, and NHC, Holdings, Sponsor or any other First Wind Subsidiary, on the other hand other than as identified on Schedule 3.1(x) and those entered into after the Initial Closing Date in accordance with the Company LLC Agreement. Neither the Company, MWCI nor the Project Company has any outstanding debt to another First Wind Subsidiary.

(y)           Status of Investor. Neither Holdings nor NHC is a Tax-Exempt Person.

(z)            Tax Character.

(i)            Each of the Project Company and MWCI is a “disregarded entity” for U.S. federal income tax purposes prior to the Effective Date. No elections have been filed with the IRS to treat the Company, MWCI or the Project Company or any subsidiary thereof as an association taxable as a corporation for U.S. federal income tax purposes. None of the assets of the Project Company are tax-exempt use property within the meaning of Section 168(h) of the Code (assuming that Investor is not a tax-exempt entity and that each of the Fixed Tax Assumptions listed in (b) through (g) of the definition thereof is accurate). NHC and Holdings are not tax-exempt entities within the meaning of Section 168(h) of the Code.

(ii)           Since its formation and until the Effective Date NHC and Holdings have legally owned their respective Membership Interests in the Company.

(iii)          Holdings and NHC have made valid elections to be taxed as corporations for U.S. federal income tax purposes, effective on or before August 31, 2009.

(aa)         Regulatory Status. The Project has filed a “Notice of Self-Certification as an Exempt Wholesale Generator” with the FERC.

(bb)         Public Utility Holding Company. The Company is a “holding company” within the meaning of section 1262(8) of PUHCA solely with respect to its ownership of one or more “exempt wholesale generators” or “qualifying facilities” and is not subject to regulation under PUHCA, except for regulation under section 1265 of PUHCA. MWCI is a “holding company” within the meaning of section 1262(8) of PUHCA solely with respect to its ownership of one or more “exempt wholesale generators” or “qualifying facilities” and is not subject to regulation under PUHCA, except for regulation under section 1265 of PUHCA. The Project Company is not a “holding company” under PUHCA, and the Project Company is subject to regulation under PUHCA solely with respect to regulation relating to maintaining exempt wholesale generator status and any regulation as a “subsidiary company” or an “affiliate” of a “holding company”, as such terms are used within the meaning of section 1262 of PUHCA.

(cc)         Disclosure. The factual information with respect to the Company, MWCI and the Project Company furnished in writing to the Investor by NHC and any First Wind Subsidiaries, when taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made and at the time they were made, not misleading in any material respect; provided that no representation or warranty is made with respect to (i) any projections or other forward-looking statements provided by or on behalf of NHC or any other First Wind Subsidiary, including the Base Case Model (other than that such projections and forward-looking statements were prepared in good faith), (ii) the tax consequences to beneficial owners of Membership Interests in the Company, and (iii) any written material prepared by any Persons other than NHC and its Affiliates (including consultants’ reports or other experts’ materials; provided that all material information supplied by NHC and any of other First Wind Subsidiary to such consultants and experts in connection with such reports and materials was true, correct and complete in all material respects when so provided).

(dd)         No Other Business. None of the Company, MWCI or the Project Company has engaged in any business other than the ownership, development, construction, operation and maintenance of the Project and the Gen Lead Substation Assets and Transmission Line Assets or, in the case of the Company, ownership of MWCI or, in the case of MWCI, ownership of the Project Company.

(ee)         Existing Financing. As of September 28, 2009, the outstanding principal and accrued, unpaid interest under the Existing Financing is approximately $290,328,224. To the Knowledge of NHC, no default, event of default or failure of a funding condition exists under the Existing Financing.

(ff)           SCPPA Pre-COD Notice. NHC has delivered to Investor a true and correct copy of the SCPPA Pre-COD Notice. The Project Company has not received any written notice from SCPPA disputing such SCPPA Pre-COD Notice.

(gg)         Turbines. No Turbine has been Placed in Service prior to the consummation of the transactions described in Section 2.4 (b).

(hh)         Special Purpose Entity. The Project Company has been, is and will be a “Special Purpose Entity” (as defined in the PPA) in all material respects.

3.2          Representations and Warranties of Investor. Investor represents and warrants to NHC, Holdings and the Company with respect to itself on the Initial Closing Date, and represents and warrants to NHC and the Company with respect to itself on the Second Equity Capital Contribution Date and Third Equity Capital Contribution Date as follows:

(a)           Organization, Good Standing, Etc. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and it has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b)           Authority. Investor has the limited liability company power and authority to enter into the Transaction Documents to which it is a party, to perform its obligations under such agreements, and to consummate the transactions contemplated therein. The execution and delivery by it of each Transaction Document to which it is a party, and the consummation by it of the transactions contemplated thereunder, have been duly authorized by all necessary company action. Each such Transaction Document has been duly executed and delivered by it. Each such Transaction Document (assuming due authorization, execution and delivery by NHC and the Company) constitutes, and upon execution and delivery it of the other Transaction Documents to which it is a party, the other Transaction Documents will constitute, its valid and binding obligations, enforceable against it in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforcement of creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           No Conflicts. The execution and delivery of the Transaction Documents to which it is a party do not, and the performance by Investor of its obligations thereunder will not, (i) violate any Applicable Law to which Investor is subject, (ii) conflict with or cause a breach of any provision in the charter, bylaws or other organizational documents of Investor, (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which Investor is a party or under which it is bound or to which any of its assets is subject (or result in the imposition of a Lien upon any such assets), except (in the case of this clause (iii)) for any that would not reasonably be expected to have a Material Adverse Effect.

(d)           Absence of Litigation. Investor is not subject to any outstanding injunction, judgment, order, decree, ruling or charge and, to its knowledge is not threatened with being made a party to any action, suit, proceeding, hearing or investigation of, in, or before any Governmental Authority or before any arbitrator that would affect its ability to complete the transactions contemplated in the Transaction Documents to which it is a party or could have a Material Adverse Effect.

(e)           Governmental Approvals and Filings. No Governmental Approval is required to be obtained or made by Investor for the execution, delivery and performance by it of any Transaction Document to which it is a party or the consummation of the transactions contemplated therein other than any other governmental approvals or filings that have been obtained (including approvals required under section 203 of the Federal Power Act) or are ministerial in nature and can reasonably be expected to be obtained or made in the ordinary course on commercially reasonable terms and conditions when needed.

(f)            Accredited Investor. Investor is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has had a reasonable opportunity to ask questions of and receive answers from NHC and Holdings concerning the Company, the Class B Membership Interests, MWCI and the Project Company, and all such questions have been answered to the full satisfaction of the Investor. The Investor understands that the Class B Membership Interests have not been registered under the Securities Act in reliance on an exemption therefrom, and that the Class B Membership Interests must be held indefinitely unless the sale thereof is registered or qualified under the Securities Act and any State securities Applicable Laws, or an exemption from registration or qualification is available thereunder, and that NHC and Holdings are under no obligation to register or qualify the Membership Interests. The Investor will not sell, hypothecate or otherwise transfer the Class B Membership Interests without registering or qualifying them under the Securities Act and applicable state securities laws or any other Applicable Laws unless the transfer is exempted from registration or qualification under such laws. The Investor is purchasing the Membership Interests for its own account and not for the account of any other person and not with a view to distribution or resale to others.

(g)           Information and Investment Intent. The Investor recognizes that investment in the Class B Membership Interests involves substantial risks. The Investor acknowledges that any financial projections that may have been provided to it are based on assumptions of future operating results and, therefore, represent an estimate of future results based on assumptions about certain events (many of which are beyond the control of NHC, Holdings, the Company, MWCI or the Project Company). The Investor understands that no assurances or representations can be given that the actual results of the operations of the Company, MWCI or the Project Company will conform to the projected results for any period. The Investor has relied solely on its own legal, tax and financial advisers for its evaluation of an investment in the Class B Membership Interests and not on the advice of NHC, Holdings, the Company, MWCI or the Project Company or any of their respective legal, tax or financial advisers.

(h)           Security Interest. Investor has not pledged or otherwise encumbered any right, title or interest in or to the Class B Membership Interests, except as otherwise permitted by the Transaction Documents.

(i)            Acknowledgement. The Investor acknowledges that, except with respect to the representations and warranties expressly made by NHC, Holdings or the Company herein and in the Company LLC Agreement, none of the Class A Investor Parties has made any other representation or warranty, either express or implied, nor has the Investor relied on any representation or warranty not expressly made herein or in the Company LLC Agreement. Without limiting the foregoing, Investor specifically acknowledges that no representation or warranty has been made about, and that Investor has not relied on any representation or warranty about the accuracy (as opposed to good faith preparation) of, any projections, estimates or budgets, future revenues, future results from operations, future cash flows, the future condition of the Project, the future condition of any assets of the Project Company or the future financial condition of the Project Company (collectively, the “Projections”), or about the accuracy or completeness of any confidential information memorandum that it was shown in connection with the transactions contemplated hereunder and under the other Transaction Documents to which Investor is a party or any other information or documents, including any tax memorandum prepared by Chadbourne & Parke LLP made available to Investor or its counsel, accountants or other advisers.

(j)            Public Utility Holding Company. Investor either is not a holding company under PUHCA or is a holding company under PUHCA solely with respect to its ownership of one or more “exempt wholesale generators,” “qualifying facilities” and/or “foreign utility companies” and is not subject to regulation under PUHCA, except for regulation under section 1265 of PUHCA.

(k)           Status of Investor. The Investor is not (i) a Tax-Exempt Person, or (ii) a tax-exempt entity as such term is defined in Section 168(h) of the Code.

ARTICLE 4

TERMINATION

4.1          Termination. Without limiting NHC’s, Holdings’ or Investor’s ability to exercise any right or remedy to which it is entitled hereunder or under any of the Transaction Documents, this Contribution Agreement shall be terminated (in the case of Section 4.1(a)), and may be terminated (in the case of Sections 4.1(b) and (c)):

(a)           by any of NHC, Holdings or Investor upon delivery of written notice to the other parties hereto, if the Initial Closing has not been consummated by the close of business on the Termination Date;

(b)           at any time, by the mutual written consent of both NHC and Investor (and if prior to the Initial Closing Date, Holdings); or

(c)           at any time prior to the Second Equity Capital Contribution Date, by NHC, by written notice to the Investor, if the Investor ***** becomes subject to a Bankruptcy; or by Investor, by written notice to NHC, if NHC or any of its Subsidiaries becomes subject to a Bankruptcy.

4.2          Procedure and Effect of Termination. (a) The Party desiring to terminate this Contribution Agreement pursuant to Section 4.1 shall give written notice of such termination to the other Party in accordance with Section 6.6, specifying the provision hereof pursuant to which such termination is effected.

(b)           If this Contribution Agreement is terminated by NHC, by Holdings, by Investor, or any of them pursuant to Section 4.1, this Contribution Agreement shall become void and of no effect with no liability on the part of any Party, except that (i) the agreements contained in Section 2.12(a), this Section 4.2, ARTICLE 5, and Section 6.10 shall survive the termination and (ii) no such termination shall relieve any Party of any liability or damages resulting from any breach or misrepresentation by that Party of this Contribution Agreement or affect the rights of the other Party to indemnification for such breach pursuant to ARTICLE 6 of this Contribution Agreement (which shall survive termination hereof in the case of any breach).

ARTICLE 5

INDEMNIFICATION

5.1          Indemnification. (a) NHC agrees to indemnify, defend and hold harmless the Investor Indemnified Parties from and against any and all Investor Indemnified Costs and Investor agrees to indemnify, defend and hold harmless NHC Indemnified Parties from and against any and all NHC Indemnified Costs.

(a)           No claim for indemnification may be made with respect to any Indemnified Costs until the aggregate amount of such costs for which indemnification is (or previously has been) sought by the Indemnified Party under all Transaction Documents exceeds $100,000 and once such threshold amount of claims has been reached, the relevant Indemnified Party and its Affiliates shall have the right to be indemnified only to the extent the amount of Indemnified Costs claimed exceed such threshold amount. Claims for indemnification under this Contribution Agreement and the other Transaction Documents shall not be duplicative of one another and shall not allow for duplicative recoveries.

5.2          Direct Claims. In any case in which an Indemnified Party seeks indemnification under Section 5.1 that is not subject to Section 5.3 because no Third Party Claim is involved, the Indemnified Party shall promptly notify the Indemnifying Party in writing of any amounts that the Indemnified Party claims are subject to indemnification under the terms of this ARTICLE 5. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim, except to the extent the resulting delay materially and adversely prejudices the position of the Indemnifying Party with respect to such claim.

5.3          Third Party Claims. An Indemnified Party shall give written notice to the Indemnifying Party within 10 days after it has actual knowledge of commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, “Third Party Claims”) in respect of which the Indemnified Party may seek indemnification under Section 5.1. Such notice shall state the nature and basis of such Third Party Claim and the events and the amounts thereof to the extent known. Any failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that the Indemnifying Party may have to the Indemnified Party under this ARTICLE 5, except to the extent the failure to give such notice materially and adversely prejudices the Indemnifying Party. In case any such action, proceeding or claim is brought against an Indemnified Party, so long as it has acknowledged in writing to the Indemnified Party that it is liable for such Third Party Claim pursuant to this Section 5.3, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interests between it and the Indemnifying Party may exist in respect of such Third Party Claim or such Third Party Claim entails a material risk of criminal penalties or civil fines or non monetary sanctions being imposed on the Investor Indemnified Party or a risk of materially adversely affecting the Indemnified Party’s business (a “Third Party Penalty Claim”), to assume the defense thereof, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation or defending such portion of such Third Party Penalty Claim; provided nothing contained herein shall permit NHC to control or participate in any Tax contest or dispute involving Investor or any Affiliate of Investor, or permit Investor to control or participate in any Tax contest or dispute involving any Affiliate of NHC other than the Company, MWCI and the Project Company; and, provided, further, the Parties agree that the handling of any Tax contests involving the Company will be governed by Section 7.6 of the Company LLC Agreement. In the event that (i) the Indemnifying Party advises an

Indemnified Party that the Indemnifying Party will not contest a claim for indemnification hereunder, (ii) the Indemnifying Party fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Indemnified Party of its election, to defend, settle or compromise, at its sole cost and expense, any such Third Party Claim (or discontinues its defense at any time after it commences such defense) or (iii) in the reasonable judgment of the Indemnified Party, a conflict of interests between it and the Indemnifying Party exists in respect of such Third Party Claim or the action or claim is a Third Party Penalty Claim, then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim or Third Party Claim in each case, at the sole cost and expense of the Indemnifying Party. In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnifying Party shall be liable for the Indemnified Party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding. The Indemnified Party shall cooperate to the extent commercially reasonable with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party. The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense unless otherwise specified herein; provided that any such participation of the Indemnified Party shall be at the Indemnifying Party’s sole cost and expense to the extent such participation relates to a Third Party Penalty Claim. If the Indemnifying Party does not assume such defense, the Indemnified Party shall keep the Indemnifying Party apprised at all times as to the status of the defense; provided, however, that the failure to keep the Indemnifying Party so informed shall not affect the obligations of the Indemnifying Party hereunder. The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition any such consent. Notwithstanding anything in this Section 5.3 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, (i) settle or compromise any claim or consent to entry of judgment in respect thereof which involves any condition other than payment of money by the Investor Indemnified Party, (ii) settle or compromise any claim or consent to entry of judgment in respect thereof without first demonstrating to Indemnified Party the ability to pay such claim or judgment, or (iii) settle or compromise any claim or consent to entry of judgment in respect thereof that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Investor Indemnified Party, a full and complete release from all liability in respect of such claim.

If the amount of any Indemnified Costs, at any time after the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under any insurance coverage (excluding any proceeds from self insurance or flow through insurance policies) or under any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, must promptly be repaid by the Indemnified Party to the Indemnifying Party net of any Taxes imposed upon the Indemnified Party in respect of such amounts, but taking into account any Tax benefit the Indemnified Party receives as a result of such repayment. Upon making any indemnity payment (other than any indemnity payment relating to Taxes), the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third party, except third parties that provide insurance coverage to the Indemnified Party or its Affiliates, in respect of the Indemnified Costs to which the indemnity payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnified Party and the Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this Section 5.3 will be construed to require any Party to obtain or maintain any insurance coverage.

5.4          After Tax Basis. For tax reporting purposes, to the extent permitted by the Code, each Party will agree to treat all amounts paid to the Investor under any of the provisions of this ARTICLE 5 as an adjustment to the Capital Contributions made by the Investor.

5.5          No Duplication. Any liability for indemnification under this ARTICLE 5 shall be determined without duplication of recovery. Without limiting the generality of the prior sentence, if a statement of facts, condition or event constitutes a breach of more than one representation, warranty, covenant or agreement which is subject to the indemnification obligation in Section 5.1, only one recovery of Indemnified Costs per Indemnified Party shall be allowed.

5.6          Sole Remedy. Except in the case of willful misconduct or failure to pay, the enforcement of the claims of the Parties under this ARTICLE 5 are the sole and exclusive remedies that a Party shall have under this Contribution Agreement for the recovery of Losses with respect to any breach of any representation or warranty in this Contribution Agreement.

5.7          Survival. All representations, warranties, covenants and obligations made or undertaken by a Party in this Contribution Agreement or in any Transaction Document are material, have been relied upon by the other Parties and shall survive until the final date for any assertion of claims as forth in Section 5.8, if and as applicable, or as otherwise provided in the Transaction Documents.

5.8          Final Date for Assertion of Indemnity Claims. All representations and warranties in ARTICLE 3 shall survive for a period of 2 years following the earlier of the Initial Closing Date or, if the Initial Closing Date has not occurred, the Termination Date; provided, that notwithstanding the foregoing, (i) the Tax Representations shall survive until that date which is 60 days after the applicable statute of limitations expires, (ii) the representations and warranties in Section 3.1(e) (Ownership) and Section 3.1(f) (Valid Interests) shall survive forever, and (iii) the representations and warranties in Section 3.1(hh) Special Purpose Entity will not survive the Second Equity Capital Contribution Date unless a Bankruptcy of the Sponsor has occurred prior to such date; provided, further, that if written notice of a claim for indemnification has been given by an Investor Indemnified Party on or prior to the last day of the respective foregoing period, then the obligation of NHC to indemnify such Investor Indemnified Party pursuant to this ARTICLE 5 shall survive with respect to such claim until such claim is finally resolved.

5.9          Mitigation and Limitations on Indemnified Costs. Notwithstanding anything to the contrary contained herein:

(a)           Reasonable Steps to Mitigate. Each Indemnified Party will take, at the Indemnifying Party’s own reasonable cost and expense, all reasonable commercial steps identified by Indemnifying Party to the Indemnified Parties to mitigate all Indemnified Costs (other than any such Indemnified Costs that are Taxes), which steps may include availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity. The Indemnified Parties will provide such evidence and documentation of the nature and extent of the Indemnified Costs as may be reasonably requested by the Indemnifying Party.

(b)           Net of Insurance Benefits. All Indemnified Costs shall be limited to the amount of actual out-of-pocket damages sustained by the Indemnified Party by reason of any breach or nonperformance hereunder shall be net of insurance recoveries from insurance policies of the Project Company (including under the existing title policies) to the extent that any proceeds of such policies, less any costs, expenses or premiums incurred by the Project Company in connection therewith, are distributed by the Project Company to the Company and are in turn distributed by the Company to the Indemnified Party; provided, however, such amount shall account for any costs or expenses incurred by the Indemnified Party in connection with obtaining insurance proceeds with respect to any breach or nonperformance hereunder.

(c)           No Consequential Damages. Indemnified Costs shall not include, and Indemnifying Party shall have no obligation to indemnify any Indemnified Party for or in respect of, any punitive, consequential or exemplary damages of any nature including but not limited to damages for lost profits or revenues or the loss or use of such profits or revenue, loss by reason of plant shutdown or inability to operate at rated capacity, increased operating expenses of plant or equipment, increased costs of purchasing or providing equipment, materials, labor, services, costs of replacement, power or capital, debt service fees or penalties, inventory or use charges, damages to reputation, damages for lost opportunities, or claims of the Project Company’s customers, members or affiliates, regardless of whether said claim is based upon contract, warranty, tort (including negligence and strict liability) or other theory of law unless payable by such Investor Indemnified Party as part of a Third Party Claim.

5.10        Payment of Indemnification Claims. All claims for indemnification shall be paid by Indemnifying Party in immediately available funds in U.S. dollars. Any undisputed portion of an indemnification claim shall be paid promptly by the Indemnifying Party to the Indemnified Parties involved. An Indemnifying Party may dispute any portion of an indemnification claim, provided, however, that such disputed indemnification claim shall be paid promptly by the Indemnifying Party to the Indemnified Party together with interest at a market rate upon the final determination of the payable amount of the claim (if any) by a court of competent jurisdiction.

ARTICLE 6

GENERAL PROVISIONS

6.1          Exhibits and Schedules. All Exhibits and Schedules are incorporated herein by reference.

6.2          Disclosure Schedules. Any matter disclosed in any section of the Schedules shall be deemed disclosed for all purposes and all sections of the Schedules to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other purposes and sections. If a Closing occurs following any such supplement or amendment to the Schedules, then all matters disclosed pursuant to any such supplement or amendment shall be waived and none of Investor nor any other Investor Indemnified Party shall be entitled to make a claim thereon pursuant to the terms of this Contribution Agreement or any other Transaction Document (for indemnification, breach or otherwise).

6.3          Amendment, Modification and Waiver. This Contribution Agreement may not be amended or modified except by an instrument in writing signed by the Party against which enforcement of such amendment or modification is sought. Any failure of NHC, Holdings or Investor to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

6.4          Severability. If any term or other provision of this Contribution Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Contribution Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

6.5          Parties in Interest. This Contribution Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Contribution Agreement, express or implied, is intended to confer upon any other Person (other than the Indemnified Parties as provided in ARTICLE 5) any rights or remedies of any nature whatsoever under or by reason of this Contribution Agreement.

6.6          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)           If to NHC, Holdings or the Company, to:

Milford NHC, LLC/MWCI Holdings, LLC/Milford Wind Partners, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Attention: General Counsel

Telephone: 617-964-3340

Fax: 617-964-3342

(b)           If to Investor, to:

Stanton Equity Trading Delaware LLC

11 Madison Avenue

New York, New York 10010

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With a copy to:

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attention: General Counsel-Americas.

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All notices and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if faxed (provided a hard copy of such transmission is dispatched by first class mail within 48 hours), (iii) 3 Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided, that a notice given in accordance with this Section 6.6 but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed given on the next Business Day in that place.

6.7          Confidentiality. (a) No Party will itself use or disclose (and no Party will permit the use or disclosure by any of its Affiliates or any of its Representatives), directly or indirectly, any of the Material Contracts or information furnished thereunder, or this Contribution Agreement or information furnished hereunder, and will use all reasonable efforts to have all such information kept confidential (consistent with its own practices); provided that (i) any Party and its Affiliates and Representatives may use, retain and disclose any such information to any Governmental Authority as is required to comply with Applicable Law, (ii) any Party and its Affiliates and Representatives may use, retain and disclose any such information that has been publicly disclosed (other than by such Party or any Affiliate or Representative thereof in breach of this Section 6.7) or has come into the possession of such Party or any Affiliate or Representative thereof other than from another Party hereto or a Person acting on such other Party’s behalf and under circumstances not involving, to the best of the such Party’s knowledge, any breach of any confidentiality obligation, (iii) to the extent that any Party or any Affiliate or Representative thereof may have received a subpoena or other written demand under color of legal right for such information, such Party or such Affiliate or Representative may disclose such information, but such Party shall first, unless prohibited by applicable law, as soon as practicable upon receipt of such demand, furnish a copy thereof to the other Parties and, if practicable so long as such Party shall not be in violation of such subpoena or demand or likely to become liable to any penalty or sanctions thereunder, afford the other parties reasonable opportunity, at any other Party’s cost and expense, to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed, shall cooperate with any reasonable efforts of the other Party to obtain a protective order or other similar relief, shall keep the other Party informed of any material developments with respect to the compulsion or request for information, and shall disclose only so much of the information as, in the opinion of its legal counsel, is legally required, (iv) any Party and its Affiliates or Representatives may disclose to lenders, potential lenders or other Persons providing financing to the Company, MWCI or the Project Company or any member in the Company or the Project Company and potential purchasers of equity interests in the Company or other potential purchasers in connection with a Permitted Transfer, if such Persons have agreed to abide by terms substantially similar to the obligations of such Party under this Section 6.7, and entered into a written agreement confirming the same (which may be in the Existing Financing Credit Agreement, in the case of lenders to the Project Company), a copy of which must be provided to the Company, (v) any Party and its Affiliates or Representatives may disclose any such information, and make such filings, as may be required by this Contribution Agreement or the Material Contracts, (vi) any Party which is an insurance company or an Affiliate thereof may disclose such information to the National Association of Insurance Commissioners and any rating agency requiring access to its investment portfolio; (vii) any Party and its Affiliates or Representatives may disclose to SCPPA information required to be disclosed under the PPA, (viii) any Party and its Affiliates or Representatives may disclose Material Contracts to contractors for engineering, procurement and construction contracts, and (ix) any Party and its Affiliates or Representatives may disclose to environmental consultants and other advisors information necessary for their scope of work and (x) NHC may make disclosures to the extent needed to develop and operate any Expansion Projects if such Persons receiving such information have agreed to abide by terms substantially similar to the obligations of such Party under this Section 6.7. Notwithstanding anything herein to the contrary, a Party may disclose information to its Affiliates and Representatives in accordance with this Contribution Agreement if such Persons have agreed to abide by terms substantially similar to the obligations of such Party under this Section 6.7.

(b)           The foregoing obligations shall not apply to the tax treatment or tax structure of the transactions contemplated herein and each party hereto (and any Affiliate, Representative or advisor of any party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all other materials of any kind (including opinions or other tax analysis) that are provided to any party hereto relating to such tax treatment and tax structure (all such information that may be so disclosed hereunder is hereinafter referred to as the “Tax Information”). However, any Tax Information is required to be kept confidential to the extent necessary to comply with any applicable securities laws. This

Section 6.7 is intended to prevent such an investment in the Company from being treated as a “reportable transaction” as a result of it being a transaction offered to a taxpayer under conditions of confidentiality within the meaning of Sections 6011, 6111 and 6112 of the Code (or any successor provision) and the Treasury Regulations thereunder and shall be construed in a manner consistent with such purpose.

(c)           The Parties acknowledge and agree that remedies at law may be inadequate to protect it against actual or threatened breach of this Contribution Agreement by the other Party or its Affiliates or Representatives. Accordingly, the Parties agree that the non-breaching Party shall be entitled, in addition to other remedies that may be available to it, to seek immediate injunctive relief from any breach or any threatened breach of any of the provisions of this Section 6.7 and to seek specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.

(d)           In the event of a conflict between the terms of this Section 6.7 and the terms of any other Confidentiality Agreement between the Parties related to the transactions contemplated herein, the terms of this Section 6.7 shall prevail. The obligations of the Parties under this Section 6.7 shall terminate on the earlier of (i) the Effective Date under the Company LLC Agreement and, thereafter, Section 12.12 of the Company LLC Agreement shall apply and (ii) the third anniversary of the termination of this Contribution Agreement.

6.8          Counterparts. This Contribution Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Delivery of an executed counterpart of a signature page of this Contribution Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Contribution Agreement.

6.9          Entire Agreement. This Contribution Agreement (together with the other Transaction Documents) constitutes the entire agreement of the Parties and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the Parties with respect to the subject matters expressly addressed herein.

6.10        Governing Law; Choice of Forum; Waiver of Jury Trial. THIS CONTRIBUTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW,

WHICH SHALL APPLY TO THIS CONTRIBUTION AGREEMENT). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTRIBUTION AGREEMENT. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

6.11    Public Announcements. Except for statements made or press releases issued (i) pursuant to the Securities Act or the Securities Exchange Act of 1934, (ii) pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc., or (iii) as otherwise required by Applicable Law, neither NHC nor Investor shall issue, or permit any of their respective Affiliates to issue, any press release or otherwise make any public statements with respect to this Contribution Agreement or the transactions contemplated hereby without the prior written consent of the other Party. Subject to any requirements of Applicable Law, NHC and Investor will be given the opportunity to review in advance, upon the request of NHC or Investor, as the case may be, all information relating to the transactions contemplated by the Transaction Documents that appear in any filing made in connection with the transactions contemplated hereby or thereby.

6.12    Assignment. This Contribution Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Contribution Agreement may only be assigned to the same extent (and only by and to the same Persons) that Membership Interests in the Company are assignable pursuant to the terms of the Company LLC Agreement. Any attempted assignment of this Contribution Agreement other than in strict accordance with this Section and the terms of the Company LLC Agreement shall be null and void and of no force or effect.

6.13    Relationship of Parties. This Contribution Agreement does not constitute a joint venture, association or partnership between the Parties. No express or implied term, provision or condition of this Contribution Agreement shall create, or shall be deemed to create, an agency, joint venture, partnership or any fiduciary relationship between the Parties.

6.14    No Solicitation. The transaction described in this Contribution Agreement has been discussed with a limited number of prospective institutional equity investors. The Investor may not solicit, directly or indirectly, whether through an agent or otherwise, the participation of another investor without the prior approval of NHC.

6.15    No Agents. No Party nor any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Contribution Agreement or the transactions contemplated hereby.

6.16    Limitations of Liability. (a) NO PARTY SHALL BE LIABLE (WHETHER IN CONTRACT, TORT, WARRANTY, STRICT LIABILITY, EQUITY, OR OTHERWISE) FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE, INCLUDING LOST PROFITS AND ANY OTHER DAMAGES THAT CANNOT BE READILY ASCERTAINED AND QUANTIFIED, FOR ANY BREACH OF A REPRESENTATION OR WARRANTY UNDER THIS CONTRIBUTION AGREEMENT, EXCEPT TO THE EXTENT INCLUDED IN A THIRD PARTY CLAIM FOR WHICH A PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

(b)     THE OBLIGATIONS OF THE PARTIES UNDER THIS CONTRIBUTION AGREEMENT ARE OBLIGATIONS OF THE PARTIES ONLY, AND NO RECOURSE SHALL BE AVAILABLE UNDER THIS CONTRIBUTION AGREEMENT AGAINST ANY OFFICER, DIRECTOR, MANAGER, MEMBER, PARTNER, OR AFFILIATE OF ANY PARTY.

6.17    Intention of the Parties. The Parties intend, for federal income tax purposes, that the Purchase is an acquisition of the Class B Interests by the Class B Members, the Initial Equity Capital Contribution by the Class B Member is a contribution to the Company described in Section 721 of the Code and the Class A Member is contributing all of the assets of the Project Company in a transaction described in Section 721 of the Code.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, each Party hereto has caused this Equity Contribution and Purchase Agreement to be signed on its behalf as of the date first above written.

MILFORD WIND HOLDINGS, LLC

By:	/s/ Michael U. Alvarez
	Name:	Michael U. Alvarez
	Title:	Vice President

MILFORD NHC, LLC

By:	/s/ Evelyn Lim
	Name:	Evelyn Lim
	Title:	Secretary

MILFORD WIND PARTNERS, LLC

By:	/s/ Paul Gaynor
	Name:	Paul Gaynor
	Title:	President

STANTON EQUITY TRADING DELAWARE LLC

By:	/s/ Jerry L. Smith
	Name:	Jerry L. Smith
	Title:	President

[Signature Page to Equity Contribution and Purchase Agreement]

EXECUTION COPY

ANNEX I

DEFINITIONS

“Accounting Firm” means any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG International, PriceWaterhouseCoopers, LLP, any of their successors, or any nationally-recognized Affiliate thereof, at the Managing Member’s election, or such other firm of certified public accountants approved by a Class Majority Vote.

“Act” means the Delaware Limited Liability Company Act, Delaware Code Ann. 6, Sections 18-101, et seq. and any successor statute, as the same may be amended from time to time.

“Administrative Services Agreement” means the Administrative Services Agreement between Project Company and First Wind Energy, LLC dated as of April 22, 2009.

“Administrative Services Provider” means First Wind Energy, LLC and any permitted successor to such Person under the Administrative Services Agreement.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common Control with such first Person.

“Affiliate O&M Agreement” means the Project O&M Agreement dated as of April 22, 2009, by and between Affiliate Operator and Project Company, and any replacement agreement for such agreement.

“Affiliate Operator” means First Wind O & M, LLC or any successor or assign under the Affiliate O&M Agreement.

“Applicable Laws” means all laws (including common law), treaties, constitutions, statutes, rules, regulations, ordinances, judgments, settlements, orders, decrees, injunctions, and writs of any Governmental Authority having jurisdiction over NHC, Investor, the Manager, the Administrative Services Provider, the Affiliate Operator, MWCI, the Company, the Project Company or the Project, as applicable.

“Appraiser” means Stone & Webster Management Consultants, Inc. or other mutually agreed upon appraiser.

“Assets” means with respect to any Person, all right, title and interest of such Person in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, governmental approvals, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

“Assignment” means that certain Assignment by Holdings to Investor in substantially the form of Exhibit D attached to the Contribution Agreement.

“Bankruptcy” of a Person means the occurrence of any of the following events: (i) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the “Bankruptcy Code”), (ii) the making by such Person of a general assignment for the benefit of its creditors, (iii) the admission in writing by such Person of its inability to pay its debts as they mature, (iv) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors, (v) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, (vi) an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Bankruptcy Code and (other than in the case of ARTICLE 4 of the Contribution Agreement) within 60 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (vii) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and (other than in the case of ARTICLE 4 of the Contribution Agreement) such order, judgment or decree shall continue unstayed and in effect for a period of 60 days, or (viii) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt, dissolution or liquidation of such Person under any such law or statute, and (other than in the case of ARTICLE 4 of the Contribution Agreement) such order, judgment or decree shall continue unstayed and in effect for a period of 60 days. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

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“Base Case Model” means the financial model agreed to by the Parties on the Initial Closing Date and revised as agreed to by the Parties, as necessary, on the Second Equity Capital Contribution Date.

“Bonus Depreciation Property” means equipment with a tax basis that the Base Case Model treats as qualifying for bonus depreciation under section 168(k) of the Code.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York City are authorized or required to be closed.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Membership Interests in the Company held or purchased by such Member (or by any predecessor of such Member).

“Cash Grant” means, with respect to the Project, a grant from the US Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009.

“Claim” means any and all judgments, awards, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental Authority investigations or audits, losses (including amounts paid in settlement of claims), assessments, fines, penalties, administrative orders, injunctions, obligations, costs, expenses, taxes, liabilities and damages (including any loss of profits, consequential, punitive, incidental or special damages recovered by any Third Party, but excluding loss of profits, consequential, punitive, incidental or special damages asserted by any Member or an Affiliate, and including interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts).

“Class A Investor Parties” means the Project Company, MWCI and the Company.

“Class A Member” means a Member holding one or more Class A Membership Interests.

“Class A Membership Interests” means membership interests in the Company that are held initially by NHC and have the rights described in the Company LLC Agreement.

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“Class B Member” means a Member holding one or more Class B Membership Interests.

“Class B Membership Interests” means membership interests in the Company that were purchased from Holdings, are held initially by Investor, and have the rights described in the Company LLC Agreement.

“Class Majority Vote” has the meaning provided in the Company LLC Agreement.

“Clipper Reserve” is defined in Schedule 8.2(b) to the Company LLC Agreement.

“Closing” means each of the Initial Closing, Second Equity Capital Contribution Closing or Third Equity Capital Contribution Closing, as the context may require.

“Closing Date” means the date of any Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Operation” is defined in the PPA.

“Commercial Operation Date” is defined in the PPA.

“Company” is defined in the preamble to the Contribution Agreement.

“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, by and between NHC and Investor, substantially in the form of Exhibit A to the Contribution Agreement and dated as of the Initial Closing Date, as the same may be amended, supplemented or replaced from time to time.

“Confidentiality Agreement” means each agreement between Investor or its Affiliates and NHC regarding confidential treatment of information disclosed between them and their Representatives in relation to the transactions contemplated by the Transaction Documents.

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“Consent and Agreement” means that certain Consent and Agreement by and among Class B Member, Project Company, Company and the Royal Bank of Scotland, plc in the form of Exhibit E to the Contribution Agreement.

“Contribution Agreement” means the Equity Contribution and Purchase Agreement by and among NHC, Holdings, the Company and Investor dated as of September 28, 2009 and all its schedules and exhibits.

“Control” means the possession, directly or indirectly, of either of the following:

(a)     (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than 50% of the distributions (including liquidating distributions) therefrom; (iii) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or

(b)     in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Cost Segregation Report” means (A) a report prepared by an Accounting Firm that segregates the components comprising the Project into their respective tax depreciation class lives, and, to the extent the Project is not then fully completed, means (B) a draft report containing, with respect to such components, (i) a statement as to (x) amounts paid as of the date of the report and (y) known, non-contingent liabilities that have been expended or incurred as of the date of the report; and (ii) an estimate of contingent liabilities that have not yet been expended or incurred, but that are reasonably likely to be expended or incurred after the date of the report, in each case, segregated into their respective tax depreciation class lives.

“Effective Date”, with respect to the Contribution Agreement, has the meaning set forth in the introductory paragraph of the Contribution Agreement, and with respect to the Company LLC Agreement, has the meaning set forth in the introductory paragraph of the Company LLC Agreement.

“Environmental Consultant” means CH2M Hill, Inc.

“Environmental Laws” means all Applicable Laws pertaining to the environment, human health, safety and natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980

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(42 U.S.C. § 9601 et seq.), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder and decisional law of any Governmental Authority, as each of the foregoing may amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Estimated Cash Grant Amount” means as of any date of determination, the projected amount of the Cash Grant that is expected to be received by the Company determined by multiplying (x) for all Specified Energy Property which is Placed in Service as of the relevant Closing Date, the sum of (i) the tax basis of such Specified Energy Property expended as of such relevant Closing Date, and (ii) the projected tax basis of such Specified Energy Property that is reasonably likely to be, but has not yet been expended or incurred on or prior to such relevant Closing Date) by (y) 30%. For the avoidance of doubt, the tax basis of any Specified Energy Property for which a Cash Grant has previously been applied for and received shall be deemed to be zero (0) for all purposes of this definition.

“Exempt Wholesale Generator” means an “exempt wholesale generator” as defined in Section 1262(6) of PUHCA.

“Exhibits” means, in the case of the Contribution Agreement, the exhibits attached to the Contribution Agreement and in the case of the Company LLC Agreement, the exhibits attached to the Company LLC Agreement.

“Existing Financing” means the construction loan of up to approximately $376,000,000, made available to the Project Company pursuant to the Existing Financing Credit Agreement and used to fund a majority of the cost of constructing the Project.

“Existing Financing Credit Agreement” means the Credit Agreement, dated April 22, 2009, among the Project Company, the lenders party thereto, The Royal Bank of Scotland plc as Administrative Agent for the lenders thereto, as Collateral Agent to the secured parties thereto and as issuing bank for the letters of credit, RBS Securities Inc.

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(f/k/a Greenwich Capital Markets Inc.), as lead agent and bookrunner, Banco Espirito Santo De Investmento SA, New York Branch, as syndication agent, joint bookrunner and joint lead arranger, Banco Santander, S.A., New York Branch, BNP Paribas, HSH Nordbank AG, New York Branch, Keybank National Association and Société Générale as co-documentation agents, joint bookrunners and joint lead arrangers, and Cobank, ACB as joint bookrunner and joint lead arranger, as such credit agreement may be amended or restated from time to time.

“Existing Financing Obligations” means the “Obligations” as such term is defined in the Existing Financing Credit Agreement.

“Expansion Project” is defined in Section 3.4 (b) of the Company LLC Agreement.

“Federal Power Act” means the Federal Power Act of 1935, as amended.

“FERC” means the Federal Energy Regulatory Commission and any successor thereto.

“First Wind Subsidiary” means, with respect to any corporation, partnership, limited liability company, joint venture or other entity of which Sponsor owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Fixed Tax Assumptions” has the meaning provided in the Company LLC Agreement.

“GAAP” means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person’s prior financial practice.

“Gen Lead Substation Assets” means that portion of the substation owned by the Project Company at the Project site which may be sold or transferred by the Project Company pursuant to the PPA.

“Governmental Approval” means any permit, license, approval or authorization of, filing with, or notice to any Governmental Authority.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, state, province, county, parish or municipality, jurisdiction, or other political subdivision thereof.

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“Grant Application” means the application (or multiple applications, as the case may be) for a Cash Grant to be filed with the Treasury or other Governmental Authority under Section 1603 of the American Recovery and Reinvestment Act of 2009.

“Gross Asset Value” has the meaning provided in the Company LLC Agreement.

“Guidance” means the guidance issued on July 9, 2009 by the Treasury for payments for specified energy property in lieu of tax credits under the American Recovery and Reinvestment Act of 2009 and any clarification, addition or supplement thereto issued by the Treasury or any other Governmental Authority.

“Hazardous Substances” means (A) any hazardous materials, hazardous wastes, hazardous substances, toxic wastes, solid wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (B) any asbestos or asbestos containing material; (C) polychlorinated biphenyls (“PCBs”), or PCB containing materials or fluids; (D) radon; (E) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof; and (F) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability under any Environmental Laws.

“Indemnified Costs” means Investor Indemnified Costs, NHC Indemnified Costs or Member Indemnified Costs, as the context requires.

“Indemnified Party” means a NHC Indemnified Party, if indemnified by the Investor, or an Investor Indemnified Party, if indemnified by NHC.

“Indemnity Claim” means a Claim for which any Indemnified Person may seek indemnification under Section 11.1 of the Company LLC Agreement.

“Indemnifying Party” means the Party indemnifying an Indemnified Party.

“Independent Engineer” means Garrad Hassan America, Inc.

“Initial Closing” is defined in Section 2.3 of the Contribution Agreement.

“Initial Closing Date” means the date described in Section 2.3 of the Contribution Agreement.

“Initial Equity Capital Contribution” means the Capital Contribution to be made by the Investor on the Initial Closing Date.

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“Initial Equity Capital Contribution Amount” means $2,500,000 minus the Purchase Price.

“Interconnection Agreement” means that certain Generator Interconnection Agreement between Intermountain Power Agency and Project Company dated as of May 7, 2008.

“Investor” is defined in the first paragraph of the Contribution Agreement and includes permitted successors and assigns.

*****

“Investor Indemnified Costs” means, with respect to any Investor Indemnified Party, subject to ARTICLE 5 of the Contribution Agreement, any and all Losses incurred by such Investor Indemnified Parties resulting from or relating to (i) any breach or default by NHC or Holdings of any representation, warranty, covenant, indemnity or agreement under the Contribution Agreement or any other Transaction Document, including any certificates delivered by NHC or Holdings in connection with a Closing or a Transaction Document, including with respect to NHC (a) in its capacity as Managing Member under the Company LLC Agreement in accordance with the terms thereof and (b) in its capacity as Tax Matters Partner under Section 7.7(b) of the Company LLC Agreement (solely to the extent that such breach prejudices any Investor Indemnified Parties) and 7.7(c) of the Company LLC Agreement in accordance with the terms thereof, or (ii) any NHC or Holdings fraud or willful misconduct or failure to pay any amount due to an Investor Indemnified Party under any Transaction Document, including any certificates delivered by NHC or Holdings in connection with a Closing or a Transaction Document.

“Investor Indemnified Parties” means, with respect to Investor, Investor and each of its Affiliates and each of their respective shareholders, members, officers, directors, employees, agents, and other representatives, and their respective successors and assigns.

“IRS” means the Internal Revenue Service or any successor agency.

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“Knowledge of NHC” means the actual knowledge of the senior managers of NHC, any NHC Subsidiary, the Manager (so long as it is an Affiliate of NHC), or the Administrative Services Provider (so long as it is an Affiliate of NHC), or any NHC Subsidiary, including the actual knowledge of Steve Schauer, Evelyn Lim, Michael Alvarez, Paul Gaynor and Jeffrey Levy with respect to the areas of their respective experience.

“Liens” means any liens, pledges, claims, security interests, easements, rights of way, mortgages, deeds of trust, covenants, restrictions, options, rights of first refusal or defects in title.

“Losses” means any and all damages, losses, claims, liabilities, demands, charges, suits, Taxes, loss of Tax deductions, penalties, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses of a single law firm).

“Major Decisions” has the meaning provided in the Company LLC Agreement.

“Management Services Agreement” means the Management Services Agreement, by and between the Manager, MWCI and the Company, substantially in the form of Exhibit C to the Contribution Agreement and dated as of the Initial Closing Date.

“Manager” means First Wind Energy, LLC or any qualified replacement manager under the Management Services Agreement. The Manager is a “manager” of the Company within the meaning of the Act.

“Managing Member” is defined in Section 8.2 (a) of the Company LLC Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), financial condition or results of operations of the Company, MWCI or Project Company, taken as a whole, excluding any effect resulting from (i) any change in industry, market or financial conditions (including changes in the electric generating, transmission or distribution industry, the wholesale or retail markets for electricity, the general state of the energy industry, including natural gas and natural gas liquid prices, the transmission system, interest rates, outbreak of hostilities, terrorist activities or war), whether general or regional in nature or limited to any area in which the Project is located or the Company, MWCI or Project Company operates, (ii) any change in Applicable Law or regulatory policy, (iii) effects of weather or meteorological events, (iv) strikes, work stoppages or other labor disturbances, or (v) the execution or delivery of the Transaction Documents or the transactions contemplated in them or the announcement of such transactions or (b) (i) the validity or enforceability of any

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Transaction Document or (ii) the ability of any party to a Transaction Document to perform its obligations thereunder.

“Material Contract” means any of the following, as the same may be amended or modified, and any successor agreements thereto (i) the PPA and the Interconnection Agreement and any other contract for the sale or transmission of electric energy or transmission services of the Project for a term of more than 1 year, (ii) any hedge agreement or other hedging arrangements, which shall not be speculative in nature, off-take agreement or renewable energy credit sale agreement and all associated documentation in respect of the electric energy or renewable energy credits generated by the Project, (iii) a contract, lease, indenture or security under which the Company or Project Company (A) has created, incurred, assumed or guaranteed any indebtedness for borrowed money in excess of $1,000,000 or obligations under any lease that, in accordance with GAAP, should be capitalized in excess of $1,000,000 or (B) has a reimbursement obligation in respect of any letter of credit, guaranty, bond, or other credit or collateral support arrangement required to be maintained by Project Company under the terms of any contract referred to in clause (i) or (ii) above, (iv) the Administrative Services Agreement, the Management Services Agreement, the Affiliate O&M Agreement or other contract for management, operation or maintenance of the Project, (v) a product warranty or repair contract by or with a manufacturer or vendor of equipment owned or leased by Project Company that covers equipment whose fair market value exceeds $1,000,000, (vi) wind energy leases and (vii) any other contract that is expected to require payments by the Company or the Project Company of more than $1,000,000 per calendar year.

“Member” means any Person executing the Company LLC Agreement as of the date of the Company LLC Agreement as a member of the Company or any Person admitted to the Company as a member as provided in the Company LLC Agreement (each in the capacity as a member of the Company), but does not include any Person who has ceased to be a member of the Company.

“Member Indemnified Costs” means, with respect to any Member Party, subject to ARTICLE 11 of the Company LLC Agreement, any and all Losses incurred by such Member Parties resulting from or relating to (i) any breach or default by any other Member of any representation, warranty, covenant, or agreement under the Company LLC Agreement or (ii) any claim for fraud or willful misconduct or failure to pay any amount due to a Member Party by any other Member under any Transaction Document.

“Membership Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any.

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“Milford” means Milford Wind Corridor LLC, a Delaware limited liability company.

“MWCI” is defined in the recitals to the Company LLC Agreement.

“MWCI LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of MWCI dated as of August 31, 2009.

“NHC” is defined in the first paragraph of the Contribution Agreement.

“NHC Indemnified Costs” means, with respect to any NHC Indemnified Party, subject to ARTICLE 5 of the Contribution Agreement, any and all Losses incurred by such NHC Indemnified Parties resulting from or relating to (i) any breach or default by Investor of any representation, warranty, covenant, or agreement under the Contribution Agreement including as contained in any certificate delivered pursuant to the Contribution Agreement or (ii) any Investor fraud, willful misconduct or failure to pay any amount due to a NHC Indemnified Party under any Transaction Document.

“NHC Indemnified Parties” means NHC, Holdings and each of their respective Affiliates, excluding Company, MWCI and Project Company, and each of their respective shareholders, members, officers, directors, employees, agents, and other representatives, and their respective successors and assigns.

“O&M Reserve” is defined in Schedule 8.2(b) to the Company LLC Agreement.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Owners Title Insurance Policy” means the title insurance policy issued by First American Title Insurance Company for the benefit of the Project Company dated April 22, 2009 in the amount of $200,000,000.

“Party” means, for purposes of the Contribution Agreement, a party to the Contribution Agreement and for purposes of the Company LLC Agreement, a party to the Company LLC Agreement.

“Permitted Liens” means (a) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) carriers’, warehousemen’s, mechanics’, materialman’s, repairman’s, employees’, contractors’, operators’ or other similar Liens or charges securing the payment of expenses not yet due and payable that were incurred in

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the Ordinary Course of Business of Project Company or for amounts being contested in good faith and by appropriate proceedings, (c) trade contracts or other obligations of a like nature incurred in the Ordinary Course of Business of Project Company, (d) inchoate liens, obligations or duties to any Governmental Authority arising in the Ordinary Course of Business (including under licenses and permits held by Project Company and under all Applicable Laws), (e) obligations or duties under easements, leases or other property rights, (f) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which (i) adequate reserves in accordance with GAAP or (ii) bonds or other security reasonably satisfactory to Investor have been provided or (iii) are fully covered by insurance, (g) easements of record, zoning and other land use restrictions that in each such case do not impair the operation or value of the Project, (h) security interests created by the credit support obligations and margin requirements under any Project Company power purchase agreement or hedge agreement or other hedging arrangements, which shall not be speculative in nature, or any other Material Contract which does not cause a default under the PPA, (i) prior to the repayment in full of the Existing Financing Obligations, the liens and security interests securing the Existing Financing Obligations, (j) the liens and security interests contemplated by the PPA, (k) liens to secure the Working Capital Loans which does not cause a default under the PPA, and (l) all other encumbrances and exceptions that are incurred in the Ordinary Course of Business of the Project, are not incurred for borrowed money and do not have a Material Adverse Effect.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“Phase II” means the approximately 102 megawatt wind generating facility adjacent to the Project (located to the North) in Millard County, Utah.

“Placed in Service” means, with respect to any Turbines, the completion of or the performance of the following activities: (1) obtaining the necessary licenses and permits for the operation and sale of the power to SCPPA, (2) completion of critical tests necessary for proper operation of such property, (3) synchronization of such property onto the electric distribution and transmission system of the utility, and (4) the commencement of daily operation of such property.

“PPA” means the Power Purchase Agreement, dated March 16, 2007, as amended by its first amendment, dated January 16, 2009 and each subsequent amendment, between the Project Company and SCPPA.

“Prepayment Amount” has the meaning given such term in the PPA.

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“Project Company” means Milford Wind Corridor Phase I, LLC, a Delaware limited liability company.

“Project” means, collectively, (i) the approximately 203.5 MW wind power generation plant located in Beaver County, Utah expected to be comprised of thirty-nine (39) 1.5 MW and fifty-eight (58) 2.5 MW wind turbine generators, foundations and towers, together with associated collection lines, an operations and maintenance building and ancillary facilities; (ii) the related interest in a substation; and (iii) and the related interest in an approximately 88-mile long 345kV generator lead line located in Beaver and Millard Counties, Utah.

“Projections” is defined in Section 3.2(i) of the Contribution Agreement.

“PUHCA” means the Public Utility Holding Company Act of 2005.

“Purchase” is defined in Section 2.1(a) of the Contribution Agreement.

“Purchase Price” is defined in Section 2.2(a) of the Contribution Agreement.

“Qualified Insurance Consultant” means Moore-McNeil, LLC.

“Remaining Turbines” means the Turbines that are expected to comprise the Project and which have not yet been Placed in Service as of the Second Equity Capital Contribution Date.

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“Required Reserves” means the amounts contemplated in Schedule 8.2(b) of the Company LLC Agreement, including the Clipper Reserve and O&M Reserve.

“Required Ratings” means a long-term senior unsecured credit rating of at least A- by Standard & Poor’s Corporation or A3 by Moody’s Investor Service, Inc. or, if either agency is not then in the business of providing ratings, equivalent ratings from any other entity that is then a nationally recognized statistical rating organization.

“Schedules” means, in the case of the Contribution Agreement, the schedules attached to the Contribution Agreement and in the case of the Company LLC Agreement, the schedules attached to the Company LLC Agreement.

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“SCPPA” means the Southern California Public Power Authority.

“SCPPA Pre-COD Notice” means the notice from Project Company to SCPPA contemplated by Section 3.1(c) of the PPA, together with the certification accompanying such notice pursuant to the provisions of Section 3.1(c) of the PPA.

“Second Equity Capital Contribution” is defined in Section 2.6 of the Contribution Agreement.

“Second Equity Capital Contribution Amount” means an amount determined by taking the sum of (a) the Estimated Cash Grant Amount, plus (b) $*****, minus (c) the sum of the Purchase Price and the Initial Equity Capital Contribution. In the event that fewer than 97 Turbines are Placed in Service as of the Second Equity Capital Contribution Date, the number in clause (b) of this definition shall be substituted with the product of (x) $*****, multiplied by a fraction where the numerator is the total megawatts of installed capacity of the Turbines that have been) Placed In Service as of the date 5 Business Days prior to the Second Equity Capital Contribution Date and the denominator is 203.5.

“Second Equity Capital Contribution Date” is defined in Section 2.6 of the Contribution Agreement.

“Securities Act” is defined in Section 3.2(f) of the Contribution Agreement.

“Specified Energy Property” means all equipment comprising the Project that is eligible for the Cash Grant, as defined by Section 1603 of the American Recovery and Reinvestment Act of 2009 and the Guidance.

“Sponsor” means First Wind Holdings, LLC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(a)   any taxes, customs, duties, charges, fees, levies, penalties or other assessments, fees and other governmental charges imposed by any Governmental Authority, including, but not limited to, income, profits, gross receipts, net proceeds, windfall profit, severance, property, personal property (tangible and intangible)

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production, sales, use, leasing or lease, license, excise, duty, franchise, capital stock, net worth, employment, occupation, payroll, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, occupational, premium, severance, estimated, alternative or add-on minimum, ad valorem, value added, turnover, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(b)   any liability for the payment of amounts with respect to payment of a type described in clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax-Exempt Person” means a Person described in Section 1603(g) of the American Recovery and Reinvestment Act of 2009.

“Tax Law Change” means (i) a bill passed by either house of Congress, (ii) a bill reported by the House Ways and Means Committee or Senate Finance Committee, (iii) the issuance of proposed, temporary or final Treasury Regulations, (iv) any change in the interpretation of the Code or Treasury Regulations by a controlling decision of the United States Tax Court, United States District Court, United States Court of Appeals or United States Supreme Court or (v) any guidance, notice, announcement or regulation issued by the Treasury, IRS or any other Governmental Authority in connection with the Cash Grant program, Section 45 of the Code or Section 48 of the Code, in the case of each clause (i) through (v) after August 17, 2009.

“Tax Information” is defined in Section 6.7(b) of the Contribution Agreement.

“Tax Matters Partner” is defined in Section 7.7(a) of the Company LLC Agreement.

“Tax Representation” means, collectively, the representations in Sections 3.1(g), 3.1(h), 3.1(y) and 3.1(z) of the Contribution Agreement.

“Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, including after the Closing any IRS Form K-1 issued to Members by the

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Company, information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Date” means September 29, 2009 or such later date as Investor and NHC may agree in their sole discretion.

“Third Equity Capital Contribution” is defined in Section 2.9 of the Contribution Agreement

“Third Equity Capital Contribution Amount” means an amount determined by taking the sum of (a) the Estimated Cash Grant Amount, plus (b) $*****, minus (c) the sum of the Purchase Price, the Initial Equity Capital Contribution, and the Second Equity Capital Contribution. In the event that fewer than 97 Turbines are Placed in Service on the Third Equity Capital Contribution Date (taking into account all Turbines previously Placed In Service as of or prior to such date), the number in clause (b) of this definition shall be substituted with the product of (x) $*****, multiplied by a fraction where the numerator is the total megawatts of installed capacity of the Turbines that have been (or will be) Placed In Service as of the date 5 Business Days prior to the Third Equity Capital Contribution Date and the denominator is 203.5.

“Third Equity Capital Contribution Date” is defined in Section 2.9 of the Contribution Agreement.

“Third Party Claim” is defined in Section 5.3 of the Contribution Agreement.

“Third Party Penalty Claim” is defined in Section 5.3 of the Contribution Agreement.

“Transaction Documents” means the Company LLC Agreement, the Contribution Agreement, the Management Services Agreement, *****, and each of the other documents required to be executed and delivered on the Effective Date or on the Initial Closing Date, individually and collectively.

“Transaction Expenses” means (i) the cost of the title insurance policies, any filing and recording fees, escrow or closing fees and transfer and mortgage taxes; (ii) the reasonable legal fees, expenses and disbursements of counsel to NHC and the Project Company incurred in connection with the transaction; (iii) other reasonable, documented out of pocket expenses of NHC and the Project Company incurred in connection with the Contribution Agreement and the transactions contemplated hereby; (iv) the fees and reasonable out of pocket expenses of the Appraiser, Environmental Consultant, the Independent Engineer and the Qualified Insurance Consultant incurred in connection with

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the preparation of their respective reports and (vi) such other amounts and expenses as are mutually agreed by the parties.

“Transfer” is defined in Section 9.1 of the Company LLC Agreement.

“Transmission Line Assets” means that portion of the 1,000 megawatts of an undivided interest of transmission rights in the transmission line owned by the Project Company which may be sold or transferred by the Project Company pursuant to the PPA.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the regulations promulgated under the Code, by the Treasury, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations, and any reference to temporary regulations shall be deemed also to refer to any corresponding provisions of final regulations.

“Turbines” means the fifty-eight (58) Clipper 2.5 Megawatt C99 Liberty wind turbines and thirty-nine (39) GE 1.5 Megawatt XLE wind turbines included in the Project, together with the blades, towers, and pads associated therewith; and any one such turbine, together with its blades, towers, and pads, is a “Turbine”.

“Working Capital Loan” is defined in Section 4.3(a) of the Company LLC Agreement.

OTHER DEFINITIONAL PROVISIONS

All terms in the Contribution Agreement and the Company LLC Agreement, as applicable, shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

As used in the Contribution Agreement and the Company LLC Agreement and in any certificate or other documents made or delivered pursuant thereto, accounting terms not defined in the Contribution Agreement or the Company LLC Agreement or in any such certificate or other document, and accounting terms partly defined in the Contribution Agreement or the Company LLC Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in the Contribution Agreement or the Company LLC Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the

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definitions contained in the Contribution Agreement or the Company LLC Agreement or in any such certificate or other document shall control.

The words “hereof”, “herein”, “hereunder”, and words of similar import when used in the Contribution Agreement and the Company LLC Agreement shall refer to the Contribution Agreement or the Company LLC Agreement, as the case may be, as a whole and not to any particular provision of the Contribution Agreement or the Company LLC Agreement. Section references contained in the Contribution Agreement and the Company LLC Agreement are references to Sections in the Contribution Agreement or the Company LLC Agreement, as applicable, unless otherwise specified. The term “including” shall mean “including without limitation”.

The definitions contained in the Contribution Agreement and the Company LLC Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument, statute or regulation or defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute or regulation or as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

Any references to a Person are also to its permitted successors and assigns.

All Article and Section titles or captions contained in the Contribution Agreement or the Company LLC Agreement, as applicable, or in any Exhibit or Schedule referred to therein and the table of contents of the Contribution Agreement and the Company LLC Agreement are for convenience only and shall not be deemed a part of the Contribution Agreement or the Company LLC Agreement, as the case may be, or affect the meaning or interpretation of the Contribution Agreement or the Company LLC Agreement, as applicable. Unless otherwise specified, all references in the Contribution Agreement or the Company LLC Agreement to numbered Articles and Sections are to Articles and Sections of the Contribution Agreement or the Company LLC Agreement, as applicable, and all references herein to Schedules or Exhibits are to Schedules and Exhibits to the Contribution Agreement or the Company LLC Agreement, as applicable.

Unless otherwise specified, all references contained in the Contribution Agreement or the Company LLC Agreement, in any Exhibit or Schedule referred to therein or in any instrument or document delivered pursuant thereto to dollars or “$” shall mean United States dollars.

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The Parties to the Contribution Agreement have participated jointly in the negotiation and drafting of the Contribution Agreement. The Parties to the Company LLC Agreement have participated jointly in the negotiation and drafting of the Company LLC Agreement. In the event an ambiguity or question of intent or interpretation arises, the Contribution Agreement and the Company LLC Agreement shall be construed as if drafted jointly by the respective Parties thereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of the Contribution Agreement or the Company LLC Agreement, as the case may be.

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ANNEX II

INVESTOR PERCENTAGE

Investor	Investor Percentage

Stanton Equity Trading Delaware LLC	100% Class B Membership Interests

II - 1

Exhibit A

Form of Company LLC Agreement

Filed Separately

Exhibit B

*****

See attached.

B-1

Exhibit B to Equity Contribution and Purchase Agreement

*****

Confidential materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.  A total of four pages were omitted.

1

Exhibit C

Form of Management Services Agreement

See attached

C-1

Exhibit C to Equity Contribution and Purchase Agreement

MANAGEMENT SERVICES AGREEMENT

among

MILFORD WIND PARTNERS, LLC,

MWCI HOLDINGS, LLC,

and

FIRST WIND ENERGY, LLC

dated as of September 28, 2009

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of September 28, 2009 (the “Effective Date”), among Milford Wind Partners, LLC, a Delaware limited liability company (“Milford Wind”), MWCI Holdings, LLC, a Delaware limited liability company (“MWCI”) (each of Milford Wind and MWCI, a “Holding Company”, and together, the “Holding Companies”), and First Wind Energy, LLC, a Delaware limited liability company (the “Manager”). Each Holding Company and Manager are sometimes referred to, individually, as a “Party” or, collectively, as the “Parties.”

Preliminary Statements

1.              WHEREAS, Milford Wind owns 100% of the membership interests in MWCI; and

2.              WHEREAS, MWCI owns 100% of the membership interests in Milford Wind Corridor Phase I, LLC, a Utah limited liability company (the “Project Company”) and the Project Company owns and is developing an approximately 203.5 megawatt wind energy project and related transmission line near Milford, Utah; and

3.              WHEREAS, Each Holding Company has agreed to enter into this Agreement to contract with the Manager for day-to-day management of such Holding Companies; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

Section 1.1             Definitions. Unless the context requires otherwise or this Agreement expressly provides otherwise, capitalized terms used in this Agreement have the following meanings and capitalized terms not defined in this Agreement have the meanings given to such terms in the Milford Wind LLC Agreement:

“Agreement” is defined in the preamble.

“Approved Budget” means, a budget relating to Milford Wind, which has been approved in accordance with Section 7.1 of the Milford Wind LLC Agreement.

“Cash Grant” means a grant from the US Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009.

“Consumer Price Index” means the most recent revision of the Consumer Price Index as computed and published by the United States Department of Labor, Bureau of Labor Statistics.

“Documentation” means all written invoices, receipts, billing statements, payment notices, wire receipt and payment notifications, bank statements and other similar written evidence of (i) amounts paid or payable by any Holding Company to any Person and (ii) received or receivable by any Holding Company from any Person, in each case in connection with such Holding Company.

“Effective Date” is defined in the preamble.

“Emergency Expenditure” means an expense with respect to a Holding Company that is not included in the Approved Budget for such Holding Company and which is incurred, in the reasonable judgment of the Manager, to avoid or to mitigate a risk of physical injury to any Person, or a financial loss or damage to such Holding Company, or a violation of law and with respect to which there is not a reasonable opportunity to convene a meeting of the members of the Holding Company in order to obtain prior approval of the expense.

“Events of Default” is defined in Section 8.1.

“Fiscal Year” means the 12 month period ending on August 31st.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, state, province, county, parish or municipality, jurisdiction, or other political subdivision thereof.

“Holding Company” or “Holding Companies” is defined in the preamble.

“Indemnified Party” is defined in Section 9.1(a).

“Initial Term” means 20 years from the Effective Date.

“LLC Agreement” means each of the Milford Wind LLC Agreement and the MWCI LLC Agreement.

“Losses” is defined in Section 9.1(a).

“Management Fee” is defined in Section 4.1(a).

“Manager” is defined in the preamble.

“Manager Cause” means the commission by the Manager, acting in its capacity as such, of fraud, willful misconduct or gross negligence or the occurrence of an Event of Default of the Manager pursuant to Section 8.1(a) or (c).

“Milford Wind LLC Agreement” means that certain First Amended Limited Liability

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Company Agreement, dated as of September 28, 2009, between Milford NHC, LLC, a Delaware limited liability company, Stanton Equity Trading Delaware LLC, a Delaware limited liability company.

“MWCI LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement, dated as of August 31, 2009, between Milford Wind and MWCI.

“Person” means any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

“Protected Party” is defined in Section 9.1(b).

“Prudent Operator Standard” means that a Person will (i) perform its duties in material compliance with the requirements of the Material Contracts to which the relevant Holding Company is a party, (ii) perform the duties in accordance with applicable commercially-reasonable wind energy industry standards during the relevant time period and (iii) use sufficient and properly trained and skilled personnel.

“Reference Rate” means the rate published, from time to time, in The Wall Street Journal as the prime lending rate or “prime rate” plus 1%. If the Reference Rate is no longer published by The Wall Street Journal, then the Reference Rate shall mean the rate published by a national publication selected by the Parties plus 1%.

“Renewal Term” means a renewal permitted under Section 7.2.

“Service Providers” means each third party hired by a Holding Company or the Manager to perform services for a Holding Company, including, including certified public accountants, tax return preparers, law firms and other professional advisors and consultants.

“Services” means the responsibilities of the Manager under ARTICLE II.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Term” means the Initial Term and any Renewal Term.

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ARTICLE II
RESPONSIBILITIES

Section 2.1           Manager’s Responsibilities. During the Term, the Manager shall provide the following Services on behalf of each Holding Company, each in accordance with the Prudent Operator Standard:

(a)           Supervise and monitor the Service Providers with respect to their performance of services for each Holding Company and (i) where necessary or desirable at such Holding Company’s sole expense, taking of such actions as are necessary to enforce each Service Provider’s, compliance with its obligations to such Holding Company, and (ii) where necessary or desirable, at such Holding Company’s sole expense, hiring, firing and/or replacing any Service Provider;

(b)           (i) Collect on behalf of each Holding Company, or cause to be so collected, all payments due to such Holding Company, (ii) prepare and promptly pay, or cause to be paid, on behalf of each Holding Company, any amounts required to be paid by such Holding Company, including all expenses incurred by such Holding Company or that are due and payable under contracts to which such Holding Company is a party (iii) promptly (but in no event later than the date such payment is due and payable, unless there is a dispute as to payment) remit, or direct to be remitted, from funds of each Holding Company amounts in payment of the expenses of such Holding Company as contemplated by its respective Approved Budgets (including authorized variances thereto), or that are required by law, and (iv) maintain reserves for each Holding Company from time to time as directed by, and upon terms established by, each Holding Company pursuant to its respective LLC Agreement; provided that nothing herein shall imply any duty of the Manager under any circumstances to expend its own funds in payment of the expenses of any Holding Company; provided further that nothing herein shall imply any guarantee by the Manager with respect to the collection of amounts due to any Holding Company or the return on such investments;

(c)           Maintain complete and accurate financial books and records of the operations of each Holding Company in accordance with prudent business practices and GAAP and make such books and records available for inspection and copying during normal business hours on its premises, upon reasonable prior notice, by any member of any Holding Company, any designee of a lender to any member of any Holding Company, or any other Person authorized by any member of any Holding Company to inspect or copy such books and records, in accordance with the LLC Agreement for each Holding Company, subject to appropriate confidentiality safeguards;

(d)           Maintain at each Holding Company’s principal office (i) true and full information regarding the status of the financial condition of each such Holding Company, including any financial statements that are available for the three most recent years, or longer if required by such Company’s LLC Agreement; (ii) minutes of the proceedings of the members of each

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Holding Company (if any); (iii) copies of the federal, state, and local income tax returns of each Holding Company for each year; (iv) a current list of the name and last known business, residence or mailing address of each of the members of each Holding Company and the Manager; (v) a copy of each Holding Company’s LLC Agreement and such Holding Company’s certificate of formation, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which each such Holding Company’s LLC Agreement and such certificate of formation and all amendments thereto were executed; (vi) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property and services contributed by the members of each Holding Company, and the date upon which each became a member; (vii) copies of records that would enable each member of each such Holding Company to determine such member’s relative share of the applicable distributions and relative voting rights, and (viii) all records related to the Cash Grant and the production and sale of electricity by the Companies or the Project Company and the qualification of such sale for any tax credit;

(e)           Perform on behalf of each Holding Company all reporting and other routine management responsibilities reasonably believed by the Manager to be required under contracts to which such Holding Company is a party, including representing such HoldingCompany in ordinary course business matters with third parties arising thereunder and as directed by the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of such Holding Company;

(f)            Perform on behalf of each Holding Company all routine administrative services reasonably required in connection with maintaining such Holding Company’s existence and operations, such as the filing of limited liability company reports;

(g)           Notify the members of each Holding Company of any material variance from the applicable Approved Budget promptly after learning of such variance;

(h)           Provide such readily available information to the members of each Holding Company as they may reasonably request from time to time;

(i)            Advise each Holding Company to engage additional Service Providers as reasonably believed by the Manager to be necessary or desirable, or as instructed by the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of each such Holding Company to represent or perform services for such Holding Company; provided that the Manager shall be entitled to request and rely upon instructions from the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) with respect to the engagement of any Service Provider.

(j)            (i) Procure and maintain, or cause to be procured and maintained, any required governmental approvals and permits for each Holding Company; (ii) prepare and submit or cause

5

to be prepared and submitted all filings of any nature that are required to be made thereunder and represent each Holding Company in matters with Governmental Authorities relating thereto; and (iii) prepare and submit, or cause to be prepared and submitted, all filings of any nature that are required to be made by such Holding Company under the terms of any permits held by any such Holding Company or any laws, regulations or ordinances applicable to such Holding Company;

(k)          Not take any affirmative action as would cause any Holding Company in any material respect to violate any federal, state or local laws and regulations, including environmental laws, and to the extent that the Manager has knowledge of any such existing or prospective violation take, or direct Service Providers to take, commercially reasonable actions in accordance with the standards of performance in ARTICLE III, at the sole expense of any such Holding Company (unless such existing or prospective violation arises from breach of the Manager’s duties hereunder), to redress or mitigate any such violation;

(1)          (i) Give prompt written notice to the members of each Holding Company of any litigation, material disputes with Governmental Authorities, material defaults or material force majeure events under the contracts relating to each such Holding Company and material losses suffered by any such Holding Company promptly after learning of the same, (ii) furnish to the members of each Holding Company, or direct a Service Provider to furnish, copies of all material documents furnished to such Holding Company or the Manager by any Governmental Authority or furnished to any Governmental Authority by each Holding Company and (iii) provide documents relating to contracts relating to any Holding Company or the Manager’s responsibilities hereunder reasonably requested by any third party providing financing to each Holding Company or the members of each such Holding Company, subject to compliance with any applicable confidentiality restrictions;

(m)          Perform and discharge all responsibilities and functions assigned to the Manager under or pursuant to each Holding Company’s LLC Agreement as in effect as of the date hereof in accordance with the terms in such Holding Company’s LLC Agreement;

(n)           If directed by the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed), Establish and maintain, in the name and for the exclusive benefit of each Holding Company, accounts at one or more banks or other financial institutions into and through which the Manager shall promptly deposit all funds received by it on behalf of each Holding Company during the term of this Agreement, and invest such funds in accordance with the investment provisions of each Holding Company’s LLC Agreement; provided that nothing herein shall imply any guarantee by the Manager with respect to the collection of amounts due to any Holding Company or the return on such investments;

(o)           (i) Prepare and file or cause to be prepared and filed by an accounting firm on behalf of each Holding Company, on a timely basis, all federal, state and local tax returns and related information and filings required to be filed by each such Holding Company or delivered

6

to its the members, including each member’s IRS Form K-1, in accordance with the Milford Wind LLC Agreement, if any; and (ii) pay out of each Holding Company’s funds all respective taxes and other governmental charges shown to be due thereon before they become delinquent and make federal, state and local income tax elections in accordance with the provisions of each Holding Company’s LLC Agreement;

(p)           Promptly inform each Holding Company and its members of any proposed decision that arises which would, if taken, constitute a “Major Decision” under any of the Holding Company’s LLC Agreements and the Manager shall not make any such decision (or take any such action) without the required consent of the members of Milford Wind Partners in accordance with the Milford Wind LLC Agreement;

(q)           Subject to and to the extent in accordance with the provisions of the Milford Wind LLC Agreement, (i) at the direction of the managing member of each Holding Company (if such Holding Company is managed by a managing member) or the members of any Holding Company (if such Holding Company is member managed), direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Holding Company items at each Holding Company level, (ii) promptly deliver to each member a copy of all notices, communications, reports and writings received from the IRS relating to or potentially resulting in an adjustment of Holding Company items, (iii) promptly advise the managing member of each Holding Company (if such Holding Company is managed by a managing member) or the members of each Holding Company (if such Holding Company is member managed) of the substance of any conversations with the IRS in connection therewith and keep the members advised of all developments with respect to any proposed adjustments that come to its attention; (iv) provide each member with a draft copy of any correspondence or filing to be submitted by each Holding Company in connection with any administrative or judicial proceedings relating to the determination of Holding Company items at each Holding Company level reasonably in advance of such submission; (v) incorporate all reasonable changes or comments to such correspondence or filing requested by any member to the extent required by the LLC Agreements; (vi) provide each member with a final copy of correspondence or filing; and (vii) provide each member with notice reasonably in advance of any meetings or conferences with respect to any administrative or judicial proceedings relating to the determination of Holding Company items at each Holding Company level (including any meetings or conferences with counsel or advisors to each Holding Company with respect to such proceedings);

(r)            On or prior to October 10 of each Fiscal Year (commencing with 2009), prepare, or cause to be prepared, and submit to the members of Milford Wind a proposed Approved Budget for the immediately following calendar year as provided in the Milford Wind LLC Agreement;

(s)           Within 120 days after the end of each Fiscal Year, cause Milford Wind’s accounting firm to prepare, review and submit to the members of Milford Wind, annual audited consolidated and consolidating financial statements for Milford Wind and its Subsidiaries, in

7

accordance with the requirements of the Milford Wind LLC Agreement;

(t)            Within 60 days after the end of each of the first three quarters of each Fiscal Year, prepare, or cause to be prepared, and submit or cause to be submitted, to the members of each Holding Company, the consolidated and consolidating unaudited financial statements of the Milford Wind and its subsidiaries for such fiscal quarter, including balance sheet as of the last day of such fiscal quarter, in a format agreed to by the members thereof, that include project GAAP income allocations;

(u)           On a monthly basis, and no later than 30 days after the end of each month, prepare, or cause to be prepared, and submit and cause to be submitted to the members of Milford Wind, the monthly operating report required under the Milford Wind LLC Agreement;

(v)           Assist the Managing Member of Milford Wind in establishing an escrow account in accordance with Section 3.14 of the Milford Wind LLC Agreement and cooperate fully and promptly with the escrow agent therefor in connection with any instructions from the escrow agent, if any, to assist the same in fulfilling its duties under such agreement;

(w)          Make distributions as provided under the relevant provisions of each Holding Company’s LLC Agreement;

(x)            Cause each Holding Company to obtain (to the extent not already purchased) and maintain all commercially available insurance required by such Holding Company to be maintained on behalf of such Holding Company in accordance with such Holding Company’s LLC Agreement and, on an annual basis, provide its members with certificates from the insurance broker verifying the insurance maintained with respect to such Holding Company and setting forth the principal terms of all active insurance policies in connection therewith;

(y)           Except for the escrow account to be established in accordance with Section 3.14 of the Milford Wind LLC Agreement, which shall be established thereby and administered solely by the escrow agent thereof, administer any escrow arrangements to which any Holding Company is a party, as well as any letters of credit, bonds or other similar support instruments posted by any Holding Company;

(z)          Notify the members of each Holding Company promptly of the receipt of any communication as to any deficiencies in such Holding Company’s accounting practices from its accounting firm, or of the resignation of its accounting firm;

(aa)                       Maintain a register of membership interests of each Holding Company and record therein any (i) transfers of membership interest made in accordance with the terms of each Holding Company’s LLC Agreement and (ii) security interests of a secured party pursuant to any security interest permitted under each Holding Company’s LLC Agreement; and

8

(bb)         Perform such other administrative tasks as the managing member, or the members of any Holding Company having the right to direct such action under the LLC Agreements may reasonably request from time to time that are typically within the purview of a manager unless not otherwise permitted.

Section 2.2             Separateness. The Manager shall maintain its existence separate and distinct from any other Person, including maintaining in full effect its existence, rights and franchises as a limited liability company under the laws of Delaware and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement.

ARTICLE III
STANDARD OF PERFORMANCE

Section 3.1             Standard of Performance. The Manager shall perform the Services, or shall cause the Services to be performed, in accordance with the Prudent Operator Standard and applicable law; provided that the Manager shall be deemed to have satisfied its duties (i) in respect of supervision of Service Providers providing legal, accounting, tax preparation, engineering, marketing, and advisory services, by diligent review of the work product of such Service Providers, and without any duty to conduct further investigation, verification or consultation, in the absence of actual knowledge that such work product is incorrect or incomplete; and (ii) in respect of any specific matter or circumstance requiring interpretation, application, or enforcement of the contracts relating to each Holding Company, by relying conclusively on the advice of qualified legal counsel and qualified industry consultants engaged to advise such Holding Company with respect to such matter or circumstance. It is understood and agreed by each Holding Company and the Manager that the Manager is not guaranteeing or undertaking to procure any financial or other outcome with respect to any Holding Company.

Section 3.2             No Liability.

(a)             The Manager shall have no liability under this Agreement for (i) failure to take actions that it is not obligated to take pursuant to this Agreement and as to which it has requested the consent of the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of the applicable Holding Company for the Manager to perform such actions if such consent is not timely given (including actions requiring a variance from an Approved Budget for which a request for variance by the Manager has been made and not timely approved), or (ii) actions taken at the direction of the members or the managing member, if applicable, of any Holding Company, or (iii) failure to take actions requiring the expenditure of any Holding Company funds in accordance with an Approved Budget if such funds are not available (for reasons other than a failure of the Manager to provide the Services in accordance with this Agreement).

(b)             The Manager shall have no liability under this Agreement to the members or the

9

managing member, if applicable, of any Holding Company for actions, or decisions not to act, taken with the approval of the members or managing member, if applicable of such Holding Company for such action; provided that the Manager shall not be excused from liability hereunder for such actions, or decisions not to act, that are performed in a negligent manner

(c)           The Manager may make expenditures for administrative services contemplated by the contracts relating to the Holdings Companies and the relevant Approved Budget (including immaterial and approved variances) and required by law or Emergency Expenditures and make payments to the Service Providers without seeking further approval of the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of such Holding Company. The Manager will give prompt written notice to the managing member (if such Holding Company is managed by a managing member) and the members of any Holding Company of any Emergency Expenditure with respect to such Holding Company.

ARTICLE IV
COMPENSATION AND PAYMENT

Section 4.1             Management Fee; Expenses. (a) Milford Wind will pay the Manager an annual management fee (the “Management Fee”) initially equal to $150,000 per calendar year, payable in equal monthly installments on the 1st day of each month and prorated for the number of months remaining in 2009. Commencing with 2010, the Management Fee shall be adjusted annually on January 1 of each year of the Term to reflect changes in the Consumer Price Index.

(b)           No additional fees for the performance of the Services will be charged to any Holding Company in addition to the Management Fee. If the Manager, at the request of the managing member of Milford Wind, performs services not contemplated by this Agreement, the fee for such additional services shall be such amounts payable at such times as the Manager and the managing member of Milford Wind shall agree. It is understood that all out-of-pocket expenses incurred in the administration and operation of any Holding Company are solely for the account of such Holding Company, and may be disbursed by the Manager from such Holding Company’s funds. The Manager shall be reimbursed for all reasonable other expenses that the Manager incurs in connection with performance of its obligations under this Agreement (not including any cost of retaining Service Providers to perform Services).

Section 4.2             Billing and Payment. Within 15 days following the Manager’s submission of an invoice to the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of any Holding Company reflecting (i) with respect to any Holding Company, any expenses due and payable by such Holding Company (and including invoices and other material identifying and substantiating, in reasonable detail, the nature of such expenses and the basis for reimbursement thereof), and (ii) with respect to Milford Wind, the monthly portion of the Management Fee due and payable by Milford Wind (and including invoices and other material identifying and

10

substantiating, in reasonable detail, the nature of such costs and the basis for reimbursement):

(a)             The managing member (if the Holding Company is managed by a managing member) or members (if the Holding Company is member managed) of each Holding Company shall approve such payment to the Manager of the (i) expenses and (ii) with respect to Milford Wind, the portion of the Management Fee specified in such invoice, less any portion of such expenses and with respect to Milford Wind, the Management Fee that is disputed in good faith by a member, provided that any invoiced amount incurred in accordance with an Approved Budget shall be deemed approved by the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of the applicable Holding Company and shall be paid by the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of such Holding Company unless the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of such Holding Company shall dispute in good faith such payment for reasons unrelated to the Approved Budget.

(b)             The Parties shall attempt to resolve any such disputed portion in accordance with ARTICLE VI and any amount owed that remains unpaid more than 10 days after the date such amount is due and payable under this Agreement shall accrue interest at the Reference Rate beginning on the 1st day after such amount became due and payable.

Section 4.3 Records. The Manager shall retain copies of invoices submitted by it under Section 4.2, and of any third party invoices or other Documentation contained or reflected therein, for a minimum period of 3 years or such longer period as required by applicable law. Records maintained by the Manager pursuant to this Section 4.3 shall be the property of the applicable Holding Company, as applicable, and shall not be destroyed unless such Holding Company shall have consented to such destruction in writing or declined in writing to accept possession of the records of such Holding Company after the Manager has advised such Holding Company that the records will be destroyed.

ARTICLE V
DELAYS

Section 5.1 Conditions. If the Manager becomes aware of any event or circumstance that could prevent its performance of any of its obligations hereunder, the Manager shall give prompt notice thereof to the managing member (if the Holding Company is managed by a managing member) or members (if the Holding Company is member managed) of the applicable Holding Company.

Section 5.2 Mitigation of Delay. The Manager shall attempt in good faith to minimize any delay in performing its obligations under this Agreement, provided, however, that the Manager shall not be obligated to undertake or perform any actions that are prohibited by

11

contract or any applicable law or that would expose the Manager to any material risk of liability or to any material expense that is not reasonably expected to be promptly reimbursed or indemnified hereunder.

ARTICLE VI

DISPUTE RESOLUTION

Section 6.1                                                  Procedure.

(a)                                       The Parties shall attempt, in good faith, to resolve or cure all disputes (including disputes with respect to claimed Events of Default), controversies or claims relating to this Agreement by mutual agreement in accordance with this ARTICLE VI before initiating any legal action or attempting to enforce any rights or remedies hereunder (including termination), at law or in equity (regardless of whether this ARTICLE VI is referenced in the provision of this Agreement which is the basis for any such dispute).

(b)                                      If a Party believes that a dispute, controversy or claim under this Agreement has arisen, such Party shall within 10 days after such dispute, controversy or claim arises, give notice thereof to the other Party and the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of each Holding Company, which notice shall describe in reasonable detail the basis and specifics of the dispute, controversy or claim. A meeting or conference call shall be held promptly, and in no case later than 5 days following delivery of such notice, attended by representatives of the Parties with decision-making authority regarding the dispute, controversy or claim to attempt in good faith to negotiate a resolution. If the Parties are unable to resolve the dispute, either Party may pursue whatever rights it has available under this Agreement, at law or in equity.

Section 6.2                                      Continuation of Work. Pending final resolution of any dispute, the Parties shall continue to fulfill their respective obligations under this Agreement; provided, however, that each Holding Company may withhold any amount that is the subject of dispute from any payment otherwise due hereunder during the pendency of any dispute resolution proceeding. If the Manager prevails in such dispute, each applicable Holding Company shall immediately pay to the Manager the unpaid amount in dispute with interest thereon, which interest shall accrue, at the Reference Rate, for each day from and including the date on which such amount was originally due to, but excluding, the date of actual payment thereof.

ARTICLE VII

COMMENCEMENT AND TERMINATION

Section 7.1                                      Term. Except as otherwise provided in this Agreement, this Agreement shall commence on the Effective Date and remain in full force and effect until the 20th anniversary of the Effective Date, subject to renewal upon agreement of the Parties. Following any termination, the Manager shall be entitled to any accrued but unpaid Management Fee (as

12

well as any other fees or reimbursement expenses that have been incurred in accordance with this Agreement but remain unpaid) but shall not be entitled to the Management Fee for the period after such termination.

Section 7.2                                      Renewals. Each Holding Company and the Manager may mutually agree to renew this Agreement beyond the Term, for additional terms that are to be agreed upon in a written agreement, executed by all Parties and, once adopted, such agreement will become an integral part of this Agreement. In connection with the expiration of the Term, any Renewal Term, any termination pursuant to Section 7.3, 7.4, 8.3 or 8.4 or removal under Section 8.2, the Manager shall cooperate with all reasonable requests of the applicable Holding Company in connection with the transition of Services performed by Manager (including the transferring of the records in Manager’s possession) to the entity selected by such Holding Company to undertake the Services. The Manager shall be paid per hour at a rate to be agreed by the Manager and such Holding Company plus reimbursement for all costs incurred during such transition period for its Services.

Section 7.3                                      Resignation of Manager. The Manager may resign by giving written notice of such resignation to each Holding Company, specifying a date (which date shall be not less than 30 days after the giving of such notice) upon which such resignation shall take effect with respect to such Services. Manager’s resignation shall become effective upon the appointment of a successor Manager pursuant to the terms of each Holding Company’s LLC Agreement.

Section 7.4                                      Partial Termination. Any Holding Company and the Manager may at any time mutually agree to terminate this Agreement with respect to the Services for that Holding Company only.

Section 7.5                                      Early Termination. Subject to Section 7.1, Section 7.2 and Section 7.3, this Agreement may not be terminated except:

(a)                                  by mutual agreement of each of the Parties;

(b)                                 upon the sale of both Holding Companies and the completion of all administrative duties necessary or desirable in connection with the winding up of both Holding Companies’ affairs;

(c)                                  upon removal of the Manager for Manager Cause pursuant to Section 8.2 with respect to both Holding Companies; or

(d)                                 pursuant to Section 8.2, Section 8.3 or Section 8.4 if all Services to each Holding Company are terminated.

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ARTICLE VIII

DEFAULT

Section 8.1                                      Events of Default. Subject to the provisions of ARTICLE VI, (Dispute Resolution), the following events shall be events of default (“Events of Default”) under this Agreement regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceeding that has or might have the effect of preventing such Party from complying with the terms of this Agreement:

(a)                                  Failure by the Manager to make any payment required to be made hereunder, if such failure shall continue for 20 days after written notice thereof has been given to the Manager;

(b)                                 Failure by any Holding Company to make a payment to the Manager required to be made hereunder if such failure shall continue for 20 days after written notice thereof has been given to such Holding Company and its members; provided that, in the event such Holding Company fails to make any such payment to the Manager within such 20 day period, the Manager shall provide the members of such Holding Company with prompt notice thereof and may not terminate this Agreement unless its members shall fail to pay all such amounts within 10 days of such notice;

(c)                                  (i) Any failure by the Manager to comply in any material respect with any term, provision or covenant of this Agreement (other than a failure addressed by another paragraph of this Section 8.1), or (ii) a gross dereliction by Manager of its duties under this Agreement, and such failure or act described in clause (i) or (ii) continues for 30 days after receipt by the Manager of written notice of such breach; or

(d)                                 Failure by any Holding Company to comply in any material respect with any term, provision or covenant of this Agreement (other than a failure addressed by another paragraph of this Section 8.1), and such failure continues for 10 days after receipt by each Holding Company of written notice of such breach.

Section 8.2                                      Removal for Manager Cause. The Manager may be removed as Manager of a Holding Company, and the contractual relationship hereunder between the Manager and such Holding Company will be terminated with respect to such Holding Company, if the members of such Holding Company request termination of the Manager’s services hereunder upon a determination that there is Manager Cause, or otherwise as provided for in such Holding Company’s LLC Agreement. If the Manager is so removed by both Holding Companies, this Agreement shall automatically terminate.

Section 8.3                                      Bankruptcy.

(a)                                  Subject to the rights or remedies it may have, any Holding Company shall have the right to terminate this Agreement with respect to the Manager’s Services provided to such

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Holding Company under this Agreement, effective immediately, if, at any time, the Manager files a voluntary petition in bankruptcy, or is adjudicated bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver, conservator or liquidator of the Manager or of all or any substantial part of its properties, or a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against the Manager seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, whether federal or state, and the Manager consents to or acquiesces in the entry of such order, judgment or decree, or the same remains unvacated and unstayed for an aggregate of 60 days from the date or entry thereof, or any trustee, receiver, conservator or liquidator of the Manager or of all or any substantial part of its properties is appointed without the consent of or acquiescence of the Manager and such appointment remains unvacated and unstayed for an aggregate of 60 days.

(b)                                      Subject to the rights or remedies it may have, the Manager shall have the right to terminate the Services provided by the Manager to either or both Holding Companies under this Agreement, effective immediately, if, at any time, any Holding Company files a voluntary petition in bankruptcy, or is adjudicated bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, or seeks, consents to, or acquiesces in the appointment of any trustee, receiver, conservator or liquidator of such Holding Company or of all or any substantial part of its properties, or a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against such Holding Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, whether federal or state, and such Holding Company consents to or acquiesces in the entry of such order, judgment or decree, or the same remains unvacated and unstayed for an aggregate of 60 days from the date or entry thereof, or any trustee, receiver, conservator or liquidator of such Holding Company or of all or any substantial part of its properties is appointed without the consent of or acquiescence of such Holding Company and such appointment remains unvacated and unstayed for an aggregate of 60 days.

(c)                                       The terms “acquiesce” and “acquiescence”, as used in this Section 8.3, include, but are not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within the time specified by law.

Section 8.4                                      Remedies. If an Event of Default occurs and is continuing hereunder, then the Services under this Agreement to any Holding Company may be terminated immediately by the non-defaulting Party without obligation to or recourse by the defaulting Party. In addition to

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the termination right provided in Section 7.4, the non-defaulting Party shall have all rights and remedies allowed at law or in equity, subject however, to the specific limitations of liability in ARTICLE IX.

ARTICLE IX

INDEMNIFICATION AND LIMITATION OF DAMAGES

Section 9.1                                                          Indemnification.

(a)                                  To the extent not otherwise covered by insurance and to the extent not prohibited by applicable law, each Holding Company shall indemnify and hold harmless the Manager, its officers, directors, employees and affiliates (each, an “Indemnified Party”) from and against all losses, claims, demands, damages, costs, expenses of any nature (including reasonable attorneys’ fees and disbursements) or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative, arbitral or investigative not actually paid or reimbursed to the Manager under applicable insurance policies (collectively, “Losses”) resulting from or arising out of the Manager’s performance of its obligations owed to such Holding Company hereunder; provided, however, that the Manager shall not have the right to be so indemnified for Losses arising out of or relating to the gross negligence or willful misconduct of the Manager or its subcontractors, or a breach of its obligations under this Agreement. Any indemnity payment shall be increased by the amount of any federal income tax required to be paid by the Indemnified Party on the receipt or accrual of the indemnification payment, including, for this purpose, the amount of any such tax required to be paid by the Indemnified Party on the receipt or accrual of the additional amount required to be added to such payment pursuant to this Section 9.1, assuming full taxability and using an assumed tax rate of 35%. Any payment made under this Section 9.1 shall be reduced by the present value of any federal income tax benefit to be realized by the Indemnified Party by reason of the facts and circumstances giving rise to such indemnification.

(b)                                 To the extent not otherwise covered by insurance and to the extent not prohibited by law, subject to the specific limitations of liability set forth in this ARTICLE IX, the Manager shall indemnify and hold harmless the members of each Holding Company and each of its officers, directors, employees and affiliates (each a “Protected Party”) from and against all Losses resulting from or arising out of such Protected Party’s performance of its obligations hereunder; provided, however, that no Protected Party shall have the right to be so indemnified for Losses arising out of or relating to the gross negligence or willful misconduct of such Protected Party, or a breach of such Protected Party’s obligations under this Agreement (for purposes of clarity, the Manager shall not be deemed to be an affiliate of any Holding Company for the purposes of this Section 9.1(b)).

Section 9.2                                      Exclusion of Consequential Damages. Neither the Manager nor any Holding Company nor any of their officers, members, employees or affiliates shall be liable for

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punitive, consequential, special, indirect or exemplary damages of any nature, including increased costs of purchasing or providing equipment, materials, labor, services, costs of capital, debt service fees or penalties, inventory or use charges, damages to reputation, damages for lost opportunities, or claims of any of the customers, members or affiliates of any Holding Company, regardless of whether said claim is based upon contract, warranty, tort (including negligence and strict liability) or other theory of law.

Section 9.3                                      Aggregate Liability. Except in the case of gross negligence, willful misconduct or fraud of the Manager, the aggregate liability of the Manager under this Agreement to any Holding Company shall be limited to the amount of Management Fees actually paid to the Manager by such Holding Company. The Parties further agree that the sole remedy for Manager’s failure to comply with the separateness covenants in Section 2.2 shall be the termination of this Agreement.

Section 9.4                                      Supremacy. The provisions expressed in this ARTICLE IX shall prevail over any conflicting or inconsistent provisions contained elsewhere in this Agreement and shall survive termination of this Agreement.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

Section 10.1                                Representations and Warranties. Each Party represents and warrants, as of the date hereof, as follows:

(a)                                  it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)                                 it has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c)                                  this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally, and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law;

(d)                                 the execution, delivery and performance of this Agreement do not violate (i) its constituent documents, (ii) any contract to which it is a party or to which any of its properties are subject, or (iii) any law, rule, regulation, order, writ, judgment, injunction, decree or determination to which it is subject or by which its properties are bound;

(e)                                  no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery or performance of this Agreement by such Party; and

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(f)                                    there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority, arbitral tribunal or other body now pending or to its knowledge threatened against or affecting it or its property, which would reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

ARTICLE XI
MISCELLANEOUS

Section 11.1                                Assignment.

(a)                                  The Manager may not assign its rights and obligations under this Agreement to any third party without the prior written consent of each Holding Company, which consent may not be unreasonably withheld, except that the Manager may, without such consent, assign its rights and obligations under this Agreement to an affiliate of the Manager under common control with the Manager.

(b)                                 No Holding Company may assign its rights and obligations under this Agreement to any third party without the prior written consent of the Manager, which consent may not be unreasonably withheld; provided, however, that any Holding Company may assign all of its right, title, and interest in, or make a collateral assignment of, this Agreement to one or more of its financing parties and/or Holding Company’s surety without the consent of the Manager and the Manager shall execute a consent to such collateral assignment in form and substance reasonably satisfactory to such financing parties which consent shall include additional periods to permit the financing parties to cure any Event of Default by any Holding Company. The Manager shall provide estoppel certificates and opinions as may be reasonably requested by the financing parties. The Manager also agrees to cooperate with, and provide information to, independent engineers engaged by any Holding Company’s financing parties.

Section 11.2                                Authorization. Except as expressly authorized in writing by the managing member (if such Holding Company is managed by a managing member) or the members (if such Holding Company is member managed) of the applicable Holding Company, or contemplated under the Services, the Manager shall not have the right or the obligation to create any obligation or to make any representation on behalf of any Holding Company.

Section 11.3                                Governing Law, Jurisdiction, Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflicts of law principles (except for Section 5-1401 of the New York General Obligations Law).

Section 11.4                                Independent Contractor. Nothing contained in this Agreement and no action taken by any Party to this Agreement shall be (a) deemed to constitute any Party or any of such Party’s employees, agents or representatives to be an employee, agent or representative of the other Party; (b) deemed to create any company, partnership, joint venture, association or

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syndicate among or between the Parties; or (c) except as contemplated under the Services, deemed to confer on any Party any expressed or implied right, power or authority to enter into any agreement or commitment, express or implied, or to incur any obligation or liability on behalf of the other Party, except as expressly authorized in writing.

Section 11.5                                Notice. All notices, requests, consents, demands and other communications (collectively “notices”) required or permitted to be given under this Agreement shall be in writing signed by the Party giving such notice and shall be given to each Party at its address or fax number in this Section 11.5 or at such other address or fax number as such Party may hereafter specify by notice to the other Party and shall be either delivered personally or sent by fax or registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service. A notice shall be deemed to have been given (i) when successfully transmitted if given by fax or (ii) when delivered, if given by any other means. Notices shall be sent to the following addresses:

To the Manager:

First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, Massachusetts 02459

Attention: Secretary

Fax: (617) 964-3342

To the Holding Companies:

Milford Wind Partners, LLC

c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, Massachusetts 02459

Attention: Secretary

Fax: (617) 964-3342

MWCI Holdings, LLC

c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, Massachusetts 02459

Attention: Secretary

Fax: (617) 964-3342

With copies to:

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The managing member (if such Holding Company is managed by a managing member) or all of the members (if such Holding Company is member managed) at their respective addresses as set forth in each such Company’s LLC Agreement.

Section 11.6                                Usage. This Agreement shall be governed by the following rules of usage: (i) a reference in this Agreement to a Person includes, unless the context otherwise requires, such Person’s permitted assignees; (ii) a reference in this Agreement to a law, license, or permit includes any amendment, modification or replacement to such law, license or permit; (iii) accounting terms used in this Agreement shall have the meanings assigned to them by GAAP; (iv) a reference in this Agreement to an article, section, exhibit, schedule or appendix is to an article, section, exhibit, schedule or appendix of this Agreement unless otherwise stated; (v) a reference in this Agreement to any document, instrument or agreement shall be deemed to include all appendices, exhibits, schedules and other attachments thereto and all documents, instruments or agreements issued or executed in substitution thereof, and shall mean such document, instrument or agreement, or replacement thereof, as amended, modified and supplemented from time to time in accordance with its terms and as the same is in effect at any given time; (vi) unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words or similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (vii) the words “include” and “including” and words of similar import used in this Agreement are not limiting and shall be construed to be followed by the words “without limitation”, whether or not they are in fact followed by such words.

Section 11.7                                Entire Agreement. This Agreement (including all appendices and exhibits thereto) constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

Section 11.8                                Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by a document in writing signed by the Party against which the enforcement of such termination, amendment, supplement, waiver or modification is sought.

Section 11.9                                Confidential Information. Except as required by applicable law, no Party shall, without the prior written consent of the other Party, disclose any confidential information obtained from the other Party to any third parties, other than to consultants or to employees who have agreed to keep such information confidential as contemplated by this Agreement and who are reasonably believed to need the information to assist such Party with the exercise or performance of any rights and obligations provided to, or imposed upon, such Party in such document.

Section 11.10                          Third Party Beneficiaries. Except as otherwise expressly stated herein, this Agreement is intended to be solely for the benefit of the Parties and their permitted assignees

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and is not intended to and shall not confer any rights or benefits to the general public or any other third party not a signatory thereto; provided, however, that the members of each Holding Company are intended beneficiaries of this Agreement (subject to all the limitations hereof applicable to each Holding Company, including ARTICLE III and ARTICLE IX hereof) with the right to enforce claims against the Manager for breach of its obligations hereunder.

Section 11.11                          Discharge of Obligations. With respect to any duties or obligations discharged hereunder by the Manager, the Manager may discharge such duties or obligations through the personnel of an affiliate of the Manager; provided that, notwithstanding the foregoing, the Manager shall remain fully liable hereunder for such discharged duties and obligations.

Section 11.12                          Severability. Any provision of this Agreement that shall be held to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Parties shall negotiate in good faith a replacement provision or provisions that are valid and enforceable and that as closely as possible correspond to the spirit and purpose of the invalid or unenforceable provisions and this Agreement as a whole.

Section 11.13                          Binding Effect. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their successors and permitted assigns. Subject to Section 11.10, nothing in this Agreement, whether express or implied, shall be construed to give any Person other than a Party any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 11.14                          Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, each Party hereto has caused this Management Services Agreement to be signed as of the date first above written.

MILFORD WIND PARTNERS, LLC

By:	/s/ Paul Gaynor
	Name:	Paul Gaynor
	Title:	President

MWCI HOLDINGS, LLC

By:	/s/ Michael U. Alvarez
	Name:	Michael U. Alvarez
	Title	Vice President

FIRST WIND ENERGY, LLC

By:	/s/ Evelyn Lim
	Name:	Evelyn Lim
	Title	Secretary

[Signature Page to Management Services Agreement]

Exhibit D

Form of Assignment

See attached

D-1

Exhibit D to Equity Contribution

and Purchase Agreement

ASSIGNMENT OF MEMBERSHIP INTERESTS

This ASSIGNMENT OF MEMBERSHIP INTERESTS, dated as of September 28, 2009 (the “Assignment Agreement”), is by and among MILFORD WIND HOLDINGS, LLC, a Delaware limited liability company (the “Transferor”), STANTON EQUITY TRADING DELAWARE LLC, a Delaware limited liability company (the “Transferee”), and MILFORD WIND PARTNERS, LLC, a Delaware limited liability company (the “Company”).

W I T N E S S E T H :

WHEREAS, the Company was formed by virtue of its Certificate of Formation filed with the Secretary of State of the State of Delaware on August 27, 2009 and, until the date hereof, has been governed by the Limited Liability Company Agreement of the Company, dated as of August 27, 2009, as amended (the “Original Operating Agreement”), executed by the Transferor and Milford NHC, LLC, a Delaware limited liability company (“NHC”);

WHEREAS, pursuant to the Equity Contribution and Purchase Agreement dated as of September 28, 2009 (the “Contribution Agreement “), among NHC, the Transferor, the Company and the Transferee, the Transferor has agreed to sell to the Transferee, and the Transferee has agreed to purchase from the Transferor, on the terms and subject to the conditions set forth in the Contribution Agreement, all of the Class B Membership Interests in the Company identified on Annex A hereto (the “Transferred Interests”);

WHEREAS, pursuant to the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 28, 2009 (the “Company LLC Agreement”), by and between NHC and the Transferee, NHC and Transferee have agreed to admit the Transferee as the only Class B Member of the Company and for the Original Operating Agreement to be amended and restated as stated therein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree as follows:

1.             Defined Terms. All capitalized terms not defined herein are used herein as defined in the Contribution Agreement.

2.             Instructions to Transfer. As of the date hereof, the Transferor hereby assigns and transfers unto the Transferee complete record and beneficial ownership of the Transferred Interests, together with all rights associated therewith. The Transferor hereby irrevocably instructs the Company to register on the books of the Company the transfer to the Transferees of complete record and beneficial ownership of the Transferred Interests.

3.             Further Assurances. Subject to the terms and conditions of the Contribution Agreement, at any time, or from time to time after the date hereof, the Transferor and Transferee shall, at the other’s reasonable request, execute and deliver such instruments of transfer, conveyance, assignment and assumption, in addition to this Assignment Agreement, and take such other action as either of them may reasonably request in order to evidence the transfer effected hereby.

4.             Successors and Assigns. This Assignment Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.             Counterparts. This Assignment Agreement may be executed by the parties in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy or portable document format (“pdf’) shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.

6.             Governing Law. This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, each Party hereto has caused this Assignment of Membership Interests to be signed on its behalf as of the date first above written.

MILFORD WIND HOLDINGS, LLC as Transferor

By:	/s/ Michael U. Alvarez
	Name:	Michael U. Alvarez
	Title:	Vice President

STANTON EQUITY TRADING DELAWARE LLC as Transferee

By:
Name:
Title:

MILFORD WIND PARTNERS, LLC as the Company

By:	/s/ Paul Gaynor
	Name:	Paul Gaynor
	Title:	President

[Signature Page to Assignment of Membership Interests]

IN WITNESS WHEREOF, each Party hereto has caused this Assignment of Membership Interests to be signed on its behalf as of the date first above written.

MILFORD WIND HOLDINGS, LLC as Transferor

By:
Name:
Title:

STANTON EQUITY TRADING DELAWARE LLC as Transferee

By:	/s/ Jerry L. Smith
	Name:	Jerry L. Smith
	Title:	President

MILFORD WIND PARTNERS, LLC as the Company

By:
Name:
Title:

[Signature Page to Assignment of Membership Interests]

Annex A

Transferred Interests

One hundred percent (100%) of the Class B Membership Interests in the Company.

Exhibit E

Form of Consent and Agreement

See attached.

E-1

Exhibit E to Equity Contribution
and Purchase Agreement

CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT (as amended, modified or supplemented from time to time, this “Consent”), dated as of September 28, 2009, is executed by STANTON EQUITY TRADING DELAWARE LLC, a Delaware limited liability company (“Investor”), MILFORD NHC, LLC, a Delaware limited liability company (“NHC”), MILFORD WIND HOLDINGS, LLC, a Delaware limited liability company (“Holdings” and, together with NHC, the “Obligors”), MILFORD WIND PARTNERS, LLC, a Delaware limited liability company (“Company”), MWCI HOLDINGS, LLC, a Delaware limited liability company (“Pledgor”), MILFORD WIND CORRIDOR PHASE I, LLC, a Delaware limited liability company (“Borrower” and, together with NHC, Holdings, Company and Pledgor, “the Milford Entities”), and THE ROYAL BANK OF SCOTLAND PLC, as Collateral Agent (“Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

RECITALS

A.                                   Borrower has entered into the Credit Agreement, dated as of April 22, 2009, with The Royal Bank of Scotland plc, as administrative agent, collateral agent and letter of credit issuer and certain other lenders (the “Lenders”) and agents party thereto (as may amended, restated, supplemented or modified from time to time, the “Credit Agreement”; capitalized but undefined terms shall have the meanings ascribed thereto in the Credit Agreement) providing financing for the development and construction of a 203.5 MW wind energy project and a 345 kV transmission line located in Beaver and Millard Counties, Utah (the “Project”);

B.                                     Holdings owns 100% of the membership interests of NHC, prior to the events described in Recital D below, NHC owns 100% of the class A membership interests of Company (the “Class A Membership Interests”) and Holdings owns 100% of the class B membership interests of Company (the “Class B Membership Interests”), Company will own (after the events described in Recital D below) 100% of the membership interests of Pledgor and Pledgor owns 100% of the membership interests of Borrower;

C.                                     As collateral security for all obligations of Borrower to the Secured Parties under the Credit Agreement and related documents, (i) Borrower has granted to Collateral Agent a first-priority security interest in all of its right, title and interest in substantially all of its assets pursuant to that certain Security Agreement, dated as of April 22, 2009 (as amended, modified or supplemented from time to time, the “Security Agreement”), made by Borrower in favor of Collateral Agent for the benefit of the Secured Parties and (ii) Pledgor has granted to Collateral Agent a first-priority security interest in all of its right, title and interest in its ownership interests in Borrower (among other related assets) pursuant to that certain Pledge and Security Agreement, dated as of April 22, 2009 (as amended, modified or supplemented from time to time, the “Pledge Agreement”), made by Borrower in favor of Collateral Agent for the benefit of the Secured Parties;

D.                                    The Obligors, Investor, and the Company have or simultaneously herewith will enter into that certain Equity Contribution and Purchase Agreement, dated as of September 28, 2009 (the “Agreement”), which requires Investor to make cash capital contributions to the Company and to purchase from Holdings the Class B Membership Interests and, in connection therewith, NHC and Investor have or simultaneously herewith will enter into an Amended and Restated Operating Agreement of the Company, dated as of September 28, 2009 (the “Company Operating Agreement”);

E.                                      The parties anticipate that (a) Company will apply for a cash grant (the “Cash Grant”) from the US Treasury for 30% of qualified Project Costs, (b) the Cash Grant application will be for approximately $124,000,000, and (c) the Cash Grant would be received prior to repayment in full of the obligations owed under the Credit Agreement;

F.                                      Under the provisions of the Company Operating Agreement, (a) certain tax benefits generated by the Project under the Internal Revenue Code of 1986, as amended, are to be allocated to the Class B Membership Interests (the “Tax Benefits”) and (b) Investor will be entitled to receive 100% of the Cash Grant;

G.                                     In order to protect its investment in the Class B Membership Interests, its receipt of the Tax Benefits and share of the Cash Grant and, indirectly, its interest in the Project, and to preserve the cash flow to the Project produced by the Agreement, Investor has requested, and Collateral Agent has agreed, that Collateral Agent shall, and shall cause the other Secured Parties to, provide the Class B Member the rights under this Agreement on and subject to the terms and conditions set forth herein; and

H.                                    It is a requirement under the Credit Agreement that Investor and the other parties hereto shall have executed this Consent.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, notwithstanding anything in the Agreement to the contrary, as follows:

1.                                       Consent and Agreement. Investor and each Milford Entity:

a.                                       agree that Collateral Agent shall have the right (but not the obligation) upon occurrence and continuation of an Event of Default to make all demands, give all notices, take all actions and exercise all rights of the Obligors under the Agreement (including any certificates that must be delivered by an officer of an Obligor), and agrees to accept any such demands, notices, actions and exercises; provided, however, that, insofar as Collateral Agent exercises any of its rights under the Agreement or makes any claims with respect to payments or other obligations under the Agreement, the terms and conditions of the Agreement applicable to such exercise of rights or claims shall apply to Collateral Agent to the same extent as to the applicable Obligor;

b.                                      agree not to (i) cancel or terminate the Agreement or suspend performance of its obligations thereunder, except as provided in the Agreement (including with respect to any date specific condition precedent in the Agreement) or by operation of law and, in any event, except in accordance with Section 4 of this Consent; (ii) consent to or accept any cancellation or termination of the Agreement by the Obligors or the Company without the prior

2

written consent of the Collateral Agent, except as provided in the Agreement and in accordance with Section 4 of this Consent; or (iii) prior to the Second Equity Capital Contribution (as such term is defined in the Agreement), sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its right, title or interest in the Agreement, in each case without the prior written consent of Collateral Agent;

c.                                       agree not to amend, supplement or modify the Agreement or the Company Operating Agreement in any material respect, without the prior written consent of Collateral Agent (such consent not to be unreasonably withheld or delayed) other than a waiver by Investor of any condition precedent that is for Investor’s benefit in which case no such consent shall be required;

d.                                      agree to promptly deliver to Collateral Agent duplicates or copies of all notices of or with respect to default, failure to reach conditions, suspension or termination delivered under or pursuant to the Agreement;

2.                                       The Obligors’ Acknowledgement. The Obligors acknowledge and agree that Investor is permitted to perform its obligations under the Agreement upon Collateral Agent’s exercise of the Obligors’ rights in accordance with this Consent, and that Investor shall bear no liability to the Milford Entities solely as a result of performing its obligations under the Agreement upon such exercise by Collateral Agent.

3.                                       Subsequent Transferee. Investor agrees that if Collateral Agent shall notify Investor in writing that Collateral Agent has elected to exercise its rights and remedies with respect to foreclosure (whether judicial or nonjudicial) or sale under the Security Agreement or Pledge Agreement, then any purchaser, successor, assignee or designee (as the case may be, in each case, a “Subsequent Transferee”) shall be substituted for the Collateral Agent under this Consent.

4.                                       Right to Cure. In the event of a default or breach by the Obligors in the performance of any of their respective obligations under the Agreement, the failure by the Obligors to satisfy any condition therein, or upon the occurrence or non-occurrence of any event or condition under the Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Investor to terminate the Agreement (hereinafter, a “Default”), Investor shall not terminate the Agreement until it first gives written notice of such Default to Collateral Agent (concurrently with the notice of such Default to the applicable Obligor) and affords Collateral Agent (a) a period of 30 days (such 30 day period, for the avoidance of doubt, being in addition to any cure period granted to the Borrower to cure the related Default under the respective Agreement) from receipt of such notice to cure such Default if such Default is the failure to pay amounts to Investor which are due and payable under the Agreement or (b) with respect to any other Default, a reasonable opportunity, but no more than 60 days (such 60 day period, for the avoidance of doubt, being in addition to any cure period granted to the Obligors to cure the related Default under the respective Agreement) from receipt of such notice, to cure such Default (provided that during such cure period Collateral Agent or the applicable Obligor continues to diligently attempt to cure such Default); provided, however, that such additional cure periods shall not in any way amend or extend any date specific condition precedent in the Agreement. Notwithstanding anything to the

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contrary herein, if the Default is peculiar to the Obligors and not curable by Collateral Agent, such as the insolvency, bankruptcy, general assignment for the benefit of the creditors, or appointment of a receiver, trustee, custodian or liquidator of the Obligors or their respective properties, then, notwithstanding any right that Investor may have to terminate the Agreement, Collateral Agent shall be entitled to assume the rights and obligations of the Obligors under the Agreement within the cure period provided in clause (b) above, and provided such assumption has occurred within such period, Investor shall not be entitled to terminate the Agreement as a result of such Default. If Collateral Agent or its successor(s), assignee(s) and/or designee(s) is prohibited by any court order or bankruptcy or insolvency proceedings involving the Obligors from curing the Default or from commencing or prosecuting such proceedings, the foregoing time periods shall be extended by the period of such prohibition; provided, however, that such additional cure periods shall not in any way amend or extend any date specific condition precedent in the Agreement.

5.                                       No Liability. Investor acknowledges and agrees that Collateral Agent (and any successor(s), assignee(s), designee(s) or other representative of Collateral Agent) shall not have any liability or obligation under the Agreement as a result of exercising its rights under this Consent, nor shall Collateral Agent (nor any successor(s), assignee(s), designee(s) or other representative of Collateral Agent), be obligated or required to perform any of the Obligors’ obligations under the Agreement.

6.                                       Payment of Monies. So long as the Credit Agreement remains in effect, Investor hereby agrees to make all Capital Contributions (as such term is defined in the Agreement) required to be made by it under the Agreement in U.S. dollars and in immediately available funds, for deposit as contemplated by Section 7 below. The Obligors hereby instruct Investor, and Investor accepts such instructions, to make the specified payments due and payable to the Obligors or the Company under the Agreement in accordance with Section 7 below. All Capital Contributions required to be made by Investor under the Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, other than those allowed by the terms of the Agreement.

7.                                       Covenants of Milford Entities. The Milford Entities agree that:

a.                                       the proceeds of the First Equity Capital Contribution, Second Equity Capital Contribution and Third Equity Capital Contribution (each as defined in the Agreement) shall be contributed from Company to Pledgor and from Pledgor to Borrower;

b.                                      the proceeds of the Capital Contributions pursuant to the Agreement described in Section 7.a shall be applied to repay the Obligations except (i) up to $***** of the Initial Equity Capital Contribution, which shall be deposited in the Construction Account, (ii) up to $***** of the Second Equity Capital Contribution, which shall be deposited in the Clipper Account and (iii) up to $***** of the Second Equity Capital Contribution, which shall be deposited in the Liquidity Account.

c.                                       except as contemplated in Section 7.d, no Milford Entity shall apply for the Cash Grant prior to the receipt by the Borrower of the proceeds of the Second Equity Capital Contribution and application thereof as contemplated by Section 7.b above;

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d.                                      if the Second Equity Capital Contribution is not received by the Milford Entities, contributed to the Borrower as set forth in Section 7.a and applied in accordance with Section 7.b on or prior to January 31, 2010, then (i) no Milford Entity other than Borrower shall apply for the Grant, (ii) the Milford Entities shall take all steps necessary and available to terminate and unwind the Agreement and (iii) the Borrower shall apply for the Grant on or prior to January 31, 2010; and

e.                                       failure to comply with this Section 7 shall be an immediate Event of Default under the Credit Agreement.

8.                                       Representations and Warranties. Investor hereby represents and warrants to the Milford Entities and Collateral Agent as of the date of this Consent that:

a.                                       Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation/incorporation and has all requisite power and authority to execute, deliver and perform its obligations under the Agreement and this Consent;

b.                                      The execution, delivery and performance by Investor of the Agreement and this Consent have been duly authorized by all necessary corporate action, and do not and will not require any further consents or approvals which have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on Investor;

c.                                       All government approvals necessary for the execution, delivery and performance by Investor of its obligations under the Agreement have been obtained and are in full force and effect, except those governmental approvals routinely obtained during the ordinary course of business during the execution of the Project;

d.                                      This Consent and the Agreement are legal, valid and binding obligations of Investor, enforceable against Investor in accordance with their respective terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights in general and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

e.                                       The Agreement is in full force and effect and has not been amended, supplemented or modified since the date of execution of the Agreement;

f.                                         All conditions and obligations to be performed by Investor under the Agreement and the Company Operating Agreement to date have been satisfied. There is no existing default by Investor under the Agreement or the Company Operating Agreement, and no event has occurred which, with the passage of time or giving of notice or both, would constitute an event of default of Investor thereunder.

g.                                      To the best of Investor’s actual knowledge without investigation, the Obligors have fulfilled all of their respective obligations under the Agreement, and there are no breaches, Defaults or unsatisfied conditions presently existing (or which would exist after the passage of time and/or giving of notice) that would allow Investor to terminate the Agreement;

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h.                                      There is no litigation, action, suit, proceeding or investigation pending or (to the best of Investor’s actual knowledge without investigation) threatened against Investor before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (i) could adversely affect the performance by Investor of its obligations hereunder or under the Agreement, (ii) could have a material adverse effect on the condition (financial or otherwise), business or operations of Investor or (iii) questions the validity, binding effect or enforceability hereof or of the Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby;

i.                                          The Agreement and the other agreements contemplated by the Agreement and this Consent are the only agreements between the Milford Entities and Investor with respect to the Project;

j.                                          There are no amounts due and owing to the Investor as of the date hereof under the Agreement;

k.                                       No excusable delay has occurred or is continuing under the Agreement; and

1.                                       There are no disputes or legal proceedings between Investor and the Milford Entities.

9.                                       Cash Grant. From and after (a) the Second Equity Capital Contribution and (b) the contribution of the proceeds of the Initial Equity Capital Contribution and the Second Equity Capital Contribution in accordance with Section 7.a, and notwithstanding anything else in this Agreement or the Credit Documents (including the Pledge Agreement and the Security Agreement) to the contrary and notwithstanding whether any Bankruptcy Event has occurred with respect to Borrower, Company or any other Milford Entity: (1) Collateral Agent agrees solely for the benefit of Investor, that Collateral Agent shall not, and shall cause each other Secured Party to not exercise any of its remedies under the Pledge Agreement and the Security Agreement with respect to the Cash Grant, including without limitation seizing or holding the Cash Grant or preventing the distribution of the Cash Grant to Investor, whether or not the Cash Grant is deposited in any Account or is commingled with any other cash of Borrower, Company or any other Milford Entity and (2) to the extent that Collateral Agent or any of the Secured Parties are in control of Borrower or any Bankruptcy Event has occurred with respect to Borrower, Company or any Milford Entity, Collateral Agent agrees for itself and on behalf of the Secured Parties to use all commercially reasonable efforts to cause the Cash Grant to be distributed to Investor, including without limitation, proposing or consenting to an order to the use of cash collateral for the purpose of making the distribution of the Cash Grant to Investor.

10.                                 Cure of Certain Defaults by Investor; Purchase Option. From and after the date hereof, the Collateral Agent agrees solely for the benefit of the Investor that the Collateral Agent shall provide the Investor with copies of any notice of Default, Event of Default or acceleration delivered under the Credit Documents. In addition, during the continuance of a Default or Event of Default, the Investor shall have the right (but not the obligation):

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a.                                       to cure any default by Borrower or any other party under the Credit Documents so long as (i) the Investor provides Collateral Agent written notice of Investor’s intent to do so not later than 10 days after Collateral Agent provides Investor a notice of acceleration with respect to any such default that has become an Event of Default and (ii) Investor cures the Event of Default underlying such notice of acceleration (A) within five days with respect to an Event of Default resulting from failure to make payments when due (other than any payments accelerated as a results of the notice of acceleration) or (B) within 30 days with respect to other types of Events of Default (provided, that if (X) such Event of Default cannot be cured within such 30 day period, (Y) such Event of Default is susceptible of cure within 90 days and (Z) the Investor is proceeding with diligence and in good faith to cure such Event of Default, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for Investor to cure such Event of Default); and

b.                                      to purchase, or designate its affiliate to purchase, at par (not including any default interest) all, but not less than all, of the outstanding Obligations of the Company owing to the Secured Parties; provided that nothing shall limit the right of the Lenders to otherwise sell all or any portion of the outstanding Obligations.

Nothing in this Section 10 shall restrict Collateral Agent from exercising its remedies under the Credit Documents.

11.                                 Notices. Any communications between the parties hereto or notices provided herein to be given, may be given to the following addresses:

If to Investor:	Stanton Equity Trading Delaware LLC 11 Madison Avenue New York, New York 10010 ***** With a copy to: Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010 *****

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If to Collateral Agent:

The Royal Bank of Scotland plc,

RBS Global Banking & Markets

600 Washington Boulevard, Level 9

Stamford, CT 06901

Attention: Robert McClorey, Vice President

Telephone: (203) 897-1408

Fax: (203) 873-3364

Email: Robert.McClorey@rbs.com

If to the Milford Entities:	c/o First Wind Energy, LLC 85 Wells Avenue, Suite 305 Newton, MA 02459 Attention: President Fax: (617) 964-3342

with a copy to:

c/o First Wind Energy, LLC 85Wells Avenue, Suite 305 Newton, MA 02459 Attention: General Counsel Fax: (617) 964-3342

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telegram, or by telecopy, confirmed by telephone. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a business day and, if not, on the next following business day) on which it is transmitted if transmitted before 4 p.m., recipient’s time, and if transmitted after that time, on the next following business day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder by giving of thirty (30) days’ written notice to the other parties in the manner set forth herein above.

12.                                 Binding Effect; Amendments; Confirmation. This Consent shall be binding upon and benefit the successors and assigns of Investor, the Milford Entities and Collateral Agent and their respective successors, transferees and permitted assigns (including without limitation, any entity that refinances all or any portion of the Milford Entities’s obligations under the Credit Agreement). No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by Investor, Collateral Agent and the Milford Entities; provided that all rights and obligations of Collateral Agent hereunder shall terminate upon the indefeasible payment in full of all obligations of the Borrower under the Credit Agreement.

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13.                                 Governing Law. This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law). INVESTOR, MILFORD ENTITIES, AND COLLATERAL AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF CONTRACTING PARTY, MILFORD ENTITIES AND COLLATERAL AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF INVESTOR, MILFORD ENTITIES AND COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.                                 Severability. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.                                 Counterparts. This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

16.                                 Interpretation. All references in this Consent to any document, instrument or agreement (a) shall include all contract variations, change orders, exhibits, schedules and other attachments thereto, and (b) shall include all documents, instruments or agreements issued or executed in replacement or as predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF. the undersigned, by its officer thereunto duly authorized, has duly executed this Consent as of the date first above written.

STANTON EQUITY TRADING DELAWARE LLC,
a Delaware limited liability company

By:	/s/ Jerry L. Smith
Name: Jerry L. Smith
Title: President

MILFORD WIND HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Robert S. Schaner
Name: Robert S. Schaner
Title: Assistant Treasurer

MILFORD NHC, LLC,
a Delaware limited liability company

By:	/s/ Robert S. Schaner
Name: Robert S. Schaner
Title: Assistant Treasurer

MILFORD WIND PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Michael Metzner
Name: Michael Metzner
Title: Treasurer

MWCI HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Robert S. Schaner
Name: Robert S. Schaner
Title: Assistant Treasurer

MILFORD WIND CORRIDOR PHASE I, LLC,
a Delaware limited liability company

By:	/s/ Robert S. Schaner
Name: Robert S. Schaner
Title: Assistant Treasurer

THE ROYAL BANK OF SCOTLAND PLC,

By:	/s/ Simon Mockford
Name: Simon Mockford
Title: Managing Director

Schedule 3.1(e) to Equity Contribution and Purchase Agreement

Membership Interests

Milford NHC, LLC	100% of the Class A Membership Interests, comprising in the aggregate 95% of the issued and outstanding Membership Interests in the Company

Milford Wind Holdings, LLC	100% of the Class B Membership Interests, comprising in the aggregate 5% of the issued and outstanding Membership Interests in the Company

Schedule 3.1(p) to Equity Contribution and Purchase Agreement

Real Property

1.             Amended and Restated Special Use Lease Agreement No. 1599A between the State of Utah acting by and through the School and Institutional Trust Lands Administration (“SITLA”) as Lessor, and Milford Wind Corridor Phase I, LLC (the “Project Company”) as Lessee, effective as of April 22, 2009. An Amended and Restated Memorandum of Lease between SITLA and the Project Company was recorded on April 23, 2009, as Entry No. 239580, in Book 434 at Page 237 of official records of Beaver County;

2.             Amended and Restated Land Lease Agreement, between Circle Four LLC, a Delaware limited liability company (“Circle Four”), as Lessor and the Project Company, effective as of February 22, 2007 and executed as of April 22, 2009. An Amended and Restated Memorandum of Lease was recorded April 23, 2009, as Entry No. 239581, in Book 434, at Page 245 of official records of Beaver County;

3.             Land Lease Agreement, dated August 22, 2008, between Quick Financial Management, Inc., a Nevada corporation as Lessor, and the Project Company as Lessee. A Memorandum of Lease was recorded on October 21, 2008 as Entry No. 238180, in Book 428, at Page 823 in official records, Beaver County;

4.             Land Lease Agreement, dated September 23, 2008, between Victor Esworthy, as Lessor and the Project Company as Lessee. A Memorandum of Lease was recorded on October 21, 2008 as Entry No. 238179, in Book 428, at Page 819 in official records, Beaver County;

5.             Land Lease Agreement, dated May 14, 2008, between Unitarian Universalist Service Committee, Inc., a Massachusetts not-for-profit corporation also known as Unitarian Universalist Service Committee, as Lessor, and the Project Company as Lessee as amended by that certain First Amendment to Land Lease, dated May 14, 2008. A Memorandum of Lease was recorded on May 23, 2008 as Entry No. 236658, in Book 422, at Page 209 in official records, Beaver County, Utah. A First Amendment to Memorandum of Lease Agreement was recorded on October 21, 2008, as Entry No. 238181, in Book 428, at Page 827 in official records, Beaver County;

6.             Land Lease Agreement, dated April 14, 2008, between Neil M. Bradshaw, as Lessor, and the Project Company as Lessee. A Memorandum of Lease was recorded on May 7, 2008 as Entry No. 2236548, in Book 421, at Page 669 in official records, Beaver County;

7.             Land Lease, dated August 22, 2007, between Scott J. Yardley, as Lessor and the Project Company as Lessee. A Memorandum of Lease was recorded September 19, 2007, as Entry No. 233722, in Book 412, at Page 456 in official records, Beaver County;

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8.             Land Lease Agreement, dated February 19, 2008, between A. Darrell Yardley and Geneal G. Yardley, trustees or successor trustees of the Yardley Family Trust, as Lessor, and the Project Company as Lessee. A Memorandum of Lease was recorded on March 14, 2008 as Entry No. 236099, in Book 419, at Page 789 in official records, Beaver County;

9.             Lease, dated April 22, 2009, by and between Milford Wind Corridor, LLC, as Lessor, and the Project Company, as Lessee. A Memorandum of Lease was recorded on April 23, 2009, as Entry No. 239582, in Book 434, at Page 255 of official records of Beaver County;

10.           Storage Lease-Agreement, dated May 19, 2008, between Michael L. Palmer and Carol C. Palmer, as Lessor, and the Project Company, as Lessee, as amended by that certain First Amendment to Storage Lease-Agreement dated March 30, 2009. A Memorandum of Lease was recorded April 23, 2009, as Entry No. 00169400, in Book 502, at Page 046 of official records of Millard County;

11.           Storage and Staging Lease Agreement, by and between Philippe Handschin, Enzo Battaglieri, and Stesen Gsell, as Lessor, and the Project Company, as Lessee, dated May 23, 2008, as amended by that certain Extension Agreement for Storage and Staging Lease Agreement through and including June 30, 2010. A Memorandum of Lease was recorded April 23, 2009, as Entry No. 00169399, in Book 502, at Page 041 of official records of Millard County;

12.           Grant of Easements, dated June 27, 2008, by and between William Do, Ly Huong Tong, and Nhem Tong as Grantors, and the Project Company as Grantee, recorded July 9, 2008, as Entry No. 00166571, in Book 490 at Page 029 of official records of Millard County;

13.           Grant of Easements, dated July 23, 2008, by and between Jesse S. Brown as Grantor and the Project Company as Grantee, recorded August 8, 2008 as Entry No. 0166889, in Book 491 at Page 368 of official records of Millard County;

14.           Grant of Easements, dated August 6, 2008, by and between L B Ranch as Grantor and the Project Company as Grantee, recorded August 28, 2008, as Entry No. 00167100, in Book 492, at Page 185 of official records of Millard County;

15.           Grant of Easements, dated August 6, 2008, by and between Nancy Barney as Grantor and the Project Company as Grantee, recorded August 28, 2008, as Entry No. 00167101, in Book 492, at Page 193 of official records of Millard County;

16.           Grant of Easements, dated August 7, 2008, by and between Duva Properties, Ltd. as Grantor and the Project Company as Grantee, recorded August 28, 2008 as Entry No. 00167102, in Book 492, at Page 201 of official records of Millard County;

17.           Grant of Easements, dated August 7, 2008, by and between Lloyd C. Carter as Grantor and the Project Company as Grantee, recorded August 28, 2008, as Entry No. 00167103, in Book 492, at Page 209 of official records of Millard County;

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18.           Grant of Easements, dated August 21, 2008, by and between Delta Egg Farm, LLC as Grantor and the Project Company as Grantee, recorded August 28, 2008, as Entry No. 00167104, in Book 492, at Page 217 of official records of Millard County;

19.           Grant of Easements, dated July 28, 2008, by and between Russell S. Harris as Grantor and the Project Company as Grantee, recorded September 3, 2008, as Entry No. 00167176, in Book 492, at Page 426 of official records of Millard County;

20.           Grant of Easements, dated August 2008, by and between Marceline Ann Treat Wolfe and Barbara Aviani as Grantors and the Project Company as Grantee, recorded September 3, 2008, as Entry No. 00167177, in Book 492, at Page 435 of official records of Millard County;

21.           Amended and Restated Grant of Easements, dated April 20, 2009, by and between Shaun Pearson as Grantor and the Project Company as Grantee, recorded April 23, 2009, as Entry No. 169401, in Book 502, at Page 054 of official records of Millard County;

22.           Grant of Easements, dated August 26, 2008, by and between Russell Warthen and Gail Warthen as Grantors and the Project Company as Grantee, recorded September 26, 2008, as Entry No. 00167365, in Book 493, at Page 242 of official records of Millard County;

23.           Grant of Easements, dated August 26, 2008, by and between Russell Warthen and Gail Warthen as Grantors and the Project Company as Grantee, recorded September 26, 2008, as Entry No. 00167367, in Book 493, at Page 261 of official records of Millard County;

24.           Grant of Easements, by and between G. Kay Inc., and Kia Fadel Hodgson, Kristen L. Fadel, Douglas K. Fadel, and Kara Fadel Burnett, as trustees of Rock Manor Trust as Grantor and the Project Company as Grantee, recorded September 26, 2008, as Entry No. 00167366, in Book 493, at Page 250 of official records of Millard County;

25.           Grant of Easements, dated September 6, 2008, by and between Charles W.P. McNeal as Grantor and the Project Company as Grantee, recorded October 21, 2008, as Entry No. 00167666, in Book 494, at Page 448 of official records of Millard County;

26.           Grant of Easements, dated September 22, 2008, by and between Jetta Robinson and Shaun Pearson, as successor trustees of the Ralph W. Pearson Family Living Trust dated March 19, 1996 as Grantor and the Project Company as Grantee, recorded October 21, 2008, as Entry No. 238178, in Book 428, at Page 812 of official records of Beaver County;

27.           Grant of Easements, dated October 17, 2008, by and between Robert Neil Smyth and Melene B. Smyth as Grantor and the Project Company as Grantee, recorded October 24, 2008, as Entry No. 238213, in Book 429, at Page 99 of official records of Beaver County;

28.           Permanent Nonexclusive Easement Agreement, dated October 2008, by and between Intermountain Power Agency, a political subdivision of the State of Utah and the Project Company, recorded February 10, 2009, as Entry No. 00168678, in Book 498, at Page 329 of official records of Millard County;

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29.           Grant of Easements, dated February 23, 2009, by and between KMJA, LLC, a Utah limited liability company as Grantor and the Project Company as Grantee, recorded February 26, 2009, as Entry No. 00168824, in Book 499, at Page 093 of official records of Millard County;

30.           Easement No. 1280, by and between SITLA as Grantor and the Project Company as Grantee, dated October 2008, recorded February 26, 2009, as Entry No. 00168809, in Book 499, at Page 28 of official records of Millard County, and recorded March 2, 2009, as Entry No. 239159, in Book 432, at Page 536 of official records of Beaver County;

31.           Right-of-Way Grant/Temporary Use Permit Serial Number UTU-82972, dated effective as of April 13, 2009, by and between United Stated Department of Interior Bureau of Land Management (“US BLM”) and the Project Company, recorded April 23, 2009, as Entry No. 00169394, in Book 501, at Page 883 of official records of Millard County and recorded April 23, 2009, as Entry 239576, in Book 434, at Page 155 of official records of Beaver County;

32.           Right-of-Way Grant/Temporary Use Permit Serial Number UTU-82973, dated effective as of April 13, 2009, by and between US BLM and the Project Company, recorded April 23, 2009, as Entry No. 00169395, in Book 501, at Page 893 of official records of Millard County, and recorded April 23, 2009, as Entry No. 239577, in Book 434, at Page 163 of official records of Beaver County;

33.           Right-of-Way Grant/Temporary Use Permit Serial Number UTU-82973-01, by and between US BLM and the Project Company, dated effective as of April 13, 2009, recorded April 23, 2009, as Entry No. 00169396, in Book 502, at Page 001 of official records of Millard County, and recorded April 23, 2009, as Entry No. 239578, in Book 434, at Page 192 of official records of Beaver County;

34.           Millard County Planning and Zoning Commission Conditional Use Permit No. Z-2008-012, dated September 5, 2008, and recorded December 23, 2008 as Entry No. 00168212, in Book 496, at Page 572 of official records of Millard County;

35.           Beaver County Conditional Use Permit No. 2006-06, Amended, dated March 16, 2009;

36.           Right of Entry Agreement No. 5193, dated June 27, 2008, between State of Utah through SITLA as Permittor, and the Project Company as Permittee, as amended by that certain Amendment No. 1 to Right of Entry dated April 22, 2009. A Memorandum of Right of Entry was recorded April 23, 2009, as Entry No. 00169397, in Book 502, at Page 029 of official records of Millard County;

37.           Right-of-Way Notice to Proceed authorized by US BLM to the Project Company as Holder, dated April 13, 2009;

38.           Wireline Crossing Agreement, dated July 31, 2008, by and between Union Pacific Railroad Company, a Delaware corporation, as Licensor, and the Project Company as Licensee;

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39.           Water Right Lease Agreement, between Circle Four as Lessor and the Project Company as Lessee, effective as of September 25, 2008. An Order of the Utah State Engineer for Temporary Change Application No. 71-3222 (t34873) was approved October 2, 2008;

40.           Amended and Restated Water Right Lease Agreement, between Circle Four as Lessor and the Project Company as Lessee, effective as of September 25, 2008 and executed as of April 22, 2009. A Memorandum of Lease was recorded April 23, 2009, as Entry No. 00169398, in Book 502, at Page 035 of official records of Millard County;

41.           Water Right Lease Agreement, between Circle Four as Lessor and the Project Company as Lessee, effective as of June 1, 2009 and executed as of June 1, 2009. An Order of the Utah State Engineer for Temporary Change Application No. 71-3222 (t35616) was approved June 1, 2009;

42.           Water Right Lease Agreement, between Circle Four as Lessor and the Project Company as Lessee, effective as of September 2, 2009 and executed as of September 2, 2009. An Order of the Utah State Engineer for Temporary Change Application No. 71-3222 (t35858) was approved August 27, 2009;

43.           Fee simple interest in land conveyed to Project Company via General Warranty Deed dated October 23, 2008, recorded December 22, 2008, as Entry No. 238608, in Book 430, at Page 442 of official records of Beaver County.

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Schedule 3.1(u) to Equity Contribution and Purchase Agreement

Material Contracts

1.             Generator Interconnection Agreement, dated as of May 7, 2008, between Intermountain Power Agency and Milford Wind Corridor Phase I, LLC (the “Project Company”);

2.             Credit Agreement, dated April 22, 2009, among the Project Company, the lenders party thereto, The Royal Bank of Scotland plc as Administrative Agent for the lenders thereto, as Collateral Agent to the secured parties thereto and as issuing bank for the letters of credit, RBS Securities Inc. (f/k/a Greenwich Capital Markets Inc.), as lead agent and bookrunner, Banco Espirito Santo De Investmento SA, New York Branch, as syndication agent, joint bookrunner and joint lead arranger, Banco Santander, S.A., New York Branch, BNP Paribas, HSH Nordbank AG, New York Branch, Keybank National Association and Société Générale as co-documentation agents, joint bookrunners and joint lead arrangers, and Cobank, ACB as joint bookrunner and joint lead arranger, as such credit agreement may be amended or restated from time to time;

3.             Power Purchase Agreement, dated as of March 16, 2007, by and between Southern California Public Power Authority and the Project Company, as amended by that certain First Amendment to Power Purchase Agreement, dated as of January 16, 2009;

4.             General Services Agreement, dated as of April 22, 2009, between First Wind Energy and Power Engineers, Incorporated, an Idaho corporation, as assigned to the Project Company pursuant to the Assignment and Assumption Agreement between First Wind Energy and the Project Company, dated as of April 22, 2009;

5.             Balance of Plant Construction Contract, dated as of March 18, 2009, between RMT, Inc., a Wisconsin corporation, and the Project Company, as amended by Change Order No. FW-CO001, dated April 14, 2009, as further amended by Change Order No. FW-CO002, dated May 13, 2009, as further amended by Change Order No. FW-CO003, dated June 18, 2009 and as further amended by Change Order No. FW-CO004, dated June 18, 2009;

6.             ABB Switchyard Construction and Installation Agreement, dated as of February 29, 2008, between the Project Company and ABB, Inc., a Delaware corporation , as amended by Change Order No. 1, dated as of April 17, 2009, as amended by Change Order No. 2, dated as of July 29, 2009, and as amended by Change Order No. 3, dated as of August 17, 2009;

7.             Motor Carrier Agreement, dated as of December 10, 2008, between the Project Company and ATS Specialized, Inc., d/b/a ATS Wind Energy Services, a Minnesota corporation, as amended by Amendment, dated as of February 4, 2009 and as further amended by Amendment No. 2, dated as of February 10, 2009, as further amended by Amendment No. 3 dated as of June 18, 2009, and as further amended by Amendment No. 4, dated as of September 10, 2009;

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8.             Project O&M Agreement, dated as of April 22, 2009, between the Project Company and First Wind O & M, LLC (“First Wind O & M”);

9.             Operations Support Agreement, dated as of March 15, 2009, between the Project Company and General Electric International Inc., a Delaware corporation;

10.           Amended and Restated Turbine Operation, Maintenance and Service Agreement, between First Wind O & M and Clipper Fleet Services, Inc., a Delaware corporation, as amended by Amendment No. 1 to Amended and Restated Turbine Operation, Maintenance and Service Agreement, dated as of April 22, 2009, as assigned to the Project Company pursuant to the Assignment and Assumption Agreement, dated as of April 22, 2009, between First Wind O & M and the Project Company;

11.           Amended & Restated Turbine Supply Agreement, between First Wind Acquisition IV, LLC, a Delaware limited liability company (“FWA IV”), and Clipper Turbine Works, Inc., a Delaware corporation (“Clipper Turbine”), dated as of December 31, 2007, as amended by Amendment No. 1 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement, dated as of December 30, 2008, and as further amended by Amendment No. 2 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement, dated as of April 22, 2009, as assigned to the Project Company pursuant to the Assignment and Assumption Agreement, dated as of April 22, 2009, between FWA IV and the Project Company;

12.           Amended & Restated Warranty Agreement, between FWA IV and Clipper Turbine, dated as of December 31, 2007, as amended by Amendment No. 1 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement, dated as of December 30, 2008 and as further amended by Amendment No. 2 to Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement, dated as of April 22, 2009, as assigned to the Project Company pursuant to the Assignment and Assumption Agreement, dated as of April 22, 2009, between FWA IV and the Project Company;

13.           Contract for the Sale of Power Generation Equipment and Related Services (2008 XLE Turbines), between General Electric Company, a New York corporation (“GE”), and First Wind Acquisition LLC, a Delaware limited liability company, dated as of September 20, 2007, as amended by that External Change Order No. 1 dated April 18, 2008, as amended by that Change Order No. A, dated July 3, 2008, as further amended by that External Change Order No. 2 dated February 27, 2009, as assigned to the Project Company pursuant to the Assignment and Assumption Agreement, dated as of April 22, 2009, between FWA and the Project Company, as further amended by that External Change Order No. 3 dated June 1, 2009, as further amended by that External Change Order No. 4 dated June 1, 2009, and as further amended by that External Change Order No. 5 dated August 21, 2009;

14.           Equipment Purchase Agreement, dated as of May 15, 2008, between the Project Company and Alcan Cable, a division of Alcan Products Corporation, a Texas corporation;

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15.           Equipment Purchase Agreement (Transformers), between the Project Company and AREVA T&D Inc., a New York corporation (“AREVA”), dated as of November 3, 2008 and effective as of December 3, 2007, as amended by Change Order No. 001, dated as of February 6, 2009;

16.           Equipment Purchase Agreement (Breakers), between the Project Company and AREVA, dated as of December 19, 2008 and effective as of March 21, 2008;

17.           Equipment Purchase Agreement, dated as of April 2, 2008, between the Project Company and Thomas & Betts Corporation, a Tennessee corporation;

18.           Equipment Purchase Agreement, dated November 26, 2008, between the Project Company and Wind Turbine and Energy Cables Corp, a New Jersey corporation;

19.           Administrative Services Agreement, dated as of April 22, 2009, between the Project Company and First Wind Energy, LLC;

20.           Amended and Restated Special Use Lease Agreement No. 1599A between the State of Utah acting by and through the School and Institutional Trust Lands Administration (“SITLA”) as Lessor, and Milford Wind Corridor Phase I, LLC (the “Project Company”) as Lessee, effective as of April 22, 2009. An Amended and Restated Memorandum of Lease between SITLA and the Project Company was recorded on April 23, 2009, as Entry No. 239580, in Book 434 at Page 237 of official records of Beaver County;

21.           Amended and Restated Land Lease Agreement, between Circle Four LLC, a Delaware limited liability company (“Circle Four”), as Lessor and the Project Company, effective as of February 22, 2007 and executed as of April 22, 2009. An Amended and Restated Memorandum of Lease was recorded April 23, 2009, as Entry No. 239581, in Book 434, at Page 245 of official records of Beaver County;

22.           Amended and Restated Water Right Lease Agreement, between Circle Four as Lessor and the Project Company as Lessee, effective as of September 25, 2008 and executed as of April 22, 2009. A Memorandum of Lease was recorded April 23, 2009, as Entry No. 00169398, in Book 502, at Page 035 of official records of Millard County;

23.           Land Lease Agreement, dated August 22, 2008, between Quick Financial Management Group, Inc., a Nevada corporation as Lessor, and the Project Company as Lessee. A Memorandum of Lease was recorded on October 21, 2008 as Entry No. 238180, in Book 428, at Page 823 in official records, Beaver County;

24.           Land Lease Agreement, dated September 23, 2008, between Victor Esworthy, as Lessor and the Project Company as Lessee. A Memorandum of Lease was recorded on October 21, 2008 as Entry No. 238179, in Book 428, at Page 819 in official records, Beaver County;

25.           Land Lease Agreement, dated May 14, 2008, between Unitarian Universalist Service Committee, Inc., a Massachusetts not-for-profit corporation also known as Unitarian Universalist Service Committee, as Lessor, and the Project Company as Lessee as

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amended by that certain First Amendment to Land Lease, dated May 14, 2008. A Memorandum of Lease was recorded on May 23, 2008 as Entry No. 236658, in Book 422, at Page 209 in official records, Beaver County, Utah. A First Amendment to Memorandum of Lease Agreement was recorded on October 21, 2008, as Entry No. 238181, in Book 428, at Page 827 in official records, Beaver County;

26.           Land Lease Agreement, dated April 14, 2008, between Neil M. Bradshaw, as Lessor, and the Project Company as Lessee. A Memorandum of Lease was recorded on May 7, 2008 as Entry No. 236548, in Book 421, at Page 669 in official records, Beaver County;

27.           Land Lease, dated August 22, 2007, between Scott J. Yardley, as Lessor and the Project Company as Lessee. A Memorandum of Lease was recorded September 19, 2007, as Entry No. 233722, in Book 412, at Page 456 in official records, Beaver County;

28.           Land Lease Agreement, dated February 19, 2008, between A. Darrell Yardley and General G. Yardley, trustees or successor trustees of the Yardley Family Trust, as Lessor, and the Project Company as Lessee. A Memorandum of Lease was recorded on March 14, 2008 as Entry No. 236099, in Book 419, at Page 789 in official records, Beaver County;

29.           Lease, dated April 22, 2009, by and between Milford Wind Corridor, LLC, as Lessor, and the Project Company, as Lessee. A Memorandum of Lease was recorded on April 23, 2009, as Entry No. 239582, in Book 434, at Page 255 of official records of Beaver County;

30.           Right-of-Way Grant/Temporary Use Permit Serial Number UTU-82972, dated effective as of April 13, 2009, by and between United Stated Department of Interior Bureau of Land Management and the Project Company, recorded April 23, 2009, as Entry No. 00169394, in Book 501, at Page 883 of official records of Millard County and recorded April 23, 2009, as Entry 239576, in Book 434, at Page 155 of official records of Beaver County.

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Schedule 3.1(x) to Equity Contribution and Purchase Agreement

Affiliate Transactions

Terms used but not defined herein are as defined in the Contribution Agreement.

1.             Project O&M Agreement, dated as of April 22, 2009, between the Project Company and First Wind O & M, LLC;

2.             The Administrative Services Agreement;

3.             Lease, dated April 22, 2009, by and between Milford Wind Corridor, LLC, as Lessor, and the Project Company, as Lessee; and

4.             The Management Services Agreement to be executed upon the Initial Closing Date in substantially the form of Exhibit C hereto.

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